As filed with the U.S. Securities and Exchange Commission on June 9, 2023

Registration No. 333-271294

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIFE SCIENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Colorado	3990	83-4711682
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12900 Stroh Ranch Place, Suite 200-F, Parker, CO 80134

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Donald G. Mack

Chief Executive Officer

12900 Stroh Ranch Place, Suite 200-F

Parker, CO 80134

(720) 442-9900

With a Copy to:

Peter Gennuso, Esq.

McCarter & English, LLP

Worldwide Plaza, 825 Eighth Ave., 31st Flr.

New York, NY 10019

212-609-6862

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 9, 2023

Life Science Holding Company

6,678,189 Shares of Common Stock

This prospectus relates to the sale or other disposition from time to time by the selling stockholders of Life Science Holding Company (“LSHC” or the “Company”) identified in this prospectus of up to 6,678,189 shares of our common stock, par value par value $0.0001 per share (“Common Stock” such shares, collectively, the “Resale Shares”). All of the Resale Shares were initially purchased from the Company in private placement transactions and are being offered for resale by the selling stockholders. For a description of the transactions pursuant to which this resale registration statement relates please see “Selling Security Holder” section.

Our common stock is not currently subject to quotation on any exchange. There is no minimum number of shares that must be sold by us for the Offering to proceed. The Resale Shares may be sold by the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Company will not receive any proceeds from the sale of the Resale Shares by the selling stockholders.

The selling stockholders will sell the shares of Common Stock at the fixed price of $0.50 per share until such time, if ever, that the Common Stock is quoted on the OTC Bulletin Board, the OTCQB or listed on a securities exchange. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the selling stockholders. We will pay for all expenses of the Offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

We intend to apply for admission to the OTCQB. While we believe that we will qualify for quotation on the OTCQB we cannot assure you that our common stock will, in fact, be quoted on the OTCQB and, further, when we will receive such qualification.

In the event that we file an application with the Financial Industry Regulatory Authority (“FINRA”) for a quotation and we are cleared by FINRA for quotation, then the selling shareholders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”); (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

Our common stock is presently not listed on any national securities exchange or reported on any quotation system. No assurance can be made that we will choose to file an application to list our common stock on the OTCQB or similar platform, or will be able to locate a market maker to submit such application or that such application will be approved.

The Company is currently in the development stage and has minimal operations and revenues to date and there can be no assurance that the company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 8 where we describe specific risks associated with an investment in these securities before you make your investment decision.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

i

Please read this prospectus carefully and in its entirety. This prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our common stock, among other material disclosure items. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have never done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

The selling stockholders named in this prospectus may not sell the securities listed in this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and our common stock offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes to the financial statements.

Unless the context indicates otherwise, all references in this prospectus to “LSHC,” the “Company,” “we,” “us” and “our” refer to Life Science Holding Company, Inc. and its wholly-owned subsidiaries.

Organizational History

Life Science Holding Company (“LSHC” or the “Company”) is a Colorado corporation formed in May 2019. LSHC operates as a holding company focused on health and wellness consumer packaged goods (CPG), through its Custom Contract Manufacturing Services (private label formulas) as well as providing white label stock formulas consisting of nutraceuticals, nootropics, adaptogens, CBD and other cannabinoid-based infused products.

LSHC strives to provide customers with the highest quality custom contract manufacturing, white label, and private label cannabinoid products. The Company’s diversified and robust supply chain offers consistency and predictability, equipping its customer businesses to scale vertically without a hitting a ceiling in scale or quality. LSHC works with each individual client to customize any product they want on shelves, and when possible providing marketing support to optimize client success.

The Company sources, extracts, and innovates superior, custom formulations in collaboration with each client, offering expansive varieties of finished products with cannabinoid componentry. Though it currently has one full-time salaried employee, the Company’s operations rely on contract and part-time employees and consultants to maintain low overhead costs, and at any given time the Company has substantially more than its one full-time-equivalent contributor. At the same time, as discussed in more detail in the Business section, two Company directors (each with substantial business and financial knowledge) are assisting the Company in corporate financing needs and evaluation of potential M&A targets. Further, the Company is currently actively recruiting and interviewing candidates for certain roles.

Business Overview

The Company was formed on May 6, 2019, and spent the first 6-7 months doing research on the industry and competitors, searching for capital sources and developing a model that the Company considers best suited for achieving success and bringing the highest value for our shareholders. Our business revenue model includes the following primary area of focus: custom contract manufacturing, private label and white label programs. We feel private label and white label offerings will be the quickest path to revenue generation while long term it will be the custom contract manufacturing that will be the primary driver of revenue. We expect our own contract manufacturing capabilities combined with our strategic manufacturing partners will enable us to scale the business and drive operational efficiencies and higher margins.

Our primary areas of focus will come through strategic acquisition targets, which the Company expects will be funded by further capital raises or potential partnerships, some of which have been preliminarily discussed with external parties. The Company intends to focus such acquisition strategies on targets with production competencies in the top 10 CBD and other nutraceutical infused consumer products as defined by Brightfield Group, the premier research firm in this industry. In using this organized and targeted acquisition approach, we plan to secure a proven existing customers base in many segments of the marketplace, including: (1) small independent retail CBD chains via white label (2) distributors that supply these independent CBD chains via white label or private label (3) contract manufacturing for CBD brands that are marketed in the small independent chains (4) private label for mass market and natural/specialty retail chains (5) CBD brands that are distributed through the natural/specialty retail channel via contract manufacturing (6) Leading CBD brands currently marketed in mass market retail chains by offering contract manufacturing services, and (7) E-commerce CBD brands via contract manufacturing or private label. Additionally, we feel uniquely positioned to target brands in segments of the market that have virtually no manufacturing and packaging capabilities by leveraging the Company’s unique manufacturing and supply chain partnerships. We expect to provide custom contract manufacturing to all these segments including (8) sports nutrition brands (9) Multi-Level Marketing (MLM) companies and brands; and (10) brands for the pet market.

1

Strategic Partnerships.

In October 2021 the Company entered into an exclusive manufacturing and co-branding agreement with the Military Order of the Purple Heart of the USA (“MOPH”), a congressionally chartered, tax-exempt corporation. Our role was to develop five SKU’s of CBD-infused products and an E-Commerce website to sell these products to their membership base and the general public. In Q2 of 2022 that E-Commerce website was launched and to date sales have been slow. We plan to develop a robust marketing plan and align it with certain strategic partners to increase sales and exposure this year. Certain additional terms of the partnership with MOPH are detailed below in the Business section.

In addition to the MOPH, certain Company shareholders hold leadership roles in other chartered tax-exempt organizations, including the American Legion, Veterans of Foreign War, Vietnam Veterans Association., Disabled American Veterans, Marine Corp. League and Fraternal Order of Police which have a collective 42 million members in the aggregate. The Company hopes to leverage these relationships to achieve additional similar agreements in the future, including potential future partnerships to market our products to their membership bases which overlaps considerably with the Company’s potential addressable market and target audience. Such potential future partnerships may not materialize or may not be realized on commercial terms consistent with the Company’s objectives.

Trending Areas of Opportunity

Regardless of the difficult market conditions caused by the Covid-19 pandemic, management remains optimistic and confident of the Company’s future. Competition has been reduced significantly, perhaps by as much as 50% in certain industry sub-sectors, with market conditions forcing many of the bad actors and weaker operators from the market, which the Company views as long-run constructive for industry health and maturation. The resulting gaps create opportunity for success for operators with regulatory compliant operations, strong leadership and robust strategic planning—and the ability to adapt to this changing market.

The specific opportunity set for the Company exists in the broader health and wellness space, which represents an approximately $5 trillion global market expected to grow to $7 trillion by 2030.1 According to McKinsey research, which surveyed 7,500 consumers in six countries, 79 percent of the respondents said they believe that wellness is important, and 42 percent consider it a top priority.

Within the health and wellness market, the Company specializes in products and sub-verticals focused on nutraceutical, nootropics, adaptogens, CBD and other cannabinoid-based infused products. The Company believes that these sub-segments of the broader health and wellness industry present opportunities due to high industry fragmentation, with the space comprised largely of small operators who lack CGMP/FDA/ISO compliant facilities, notwithstanding that the CBD market subset is poised to grow to $47 billion by 2027.2

Condition Specific Products

The Company has recognized an emerging trend in the marketplace for CBD combination products that target specific conditions. CBD is being combined with other ingredients, typically botanicals, that target conditions like: sleep, mood/depression, pain, muscle recovery and immune support. That being said, it is important to note that CBD cannot be added to food or marketed as a dietary supplement, as the FDA could not conclude based on available data that CBD is “generally recognized as safe” for use in human or animal food, and the impact of such letter on the company’s operations.

The Company’s leadership has extensive experience in the nutritional supplement space, that we expect to allow us to rapidly capitalize on this emerging trend with our client partners. Pharmaceutical Sector Cannabidiol derived from hemp is anticipated to witness rapid growth owing to increasing demand from the pharmaceutical sector and rising awareness among consumers regarding health. Increasing consumer disposable income along with the legalization of medicinal cannabis is anticipated to have a continual positive impact on the demand for cannabidiol in the pharmaceutical sector. Furthermore, the use of hemp-derived CBD is increasing rapidly owing to its anti-inflammatory, anti-aging, and antioxidant properties. Various industries such as pharmaceuticals, personal care and cosmetics, nutraceuticals, and food and beverages are developing CBD-derived products for health and wellness purposes. Therefore, the above-mentioned factors would be responsible for this segment’s fastest growth rate over the forecast period. Credit to Grand View Research. CBD Pet Products According to the Brightfield Group, the pet CBD product market racked up sales of $426 million in 2020. The same study projects $1.1 billion for the market by 2025. Millennials represent 53% of pet CBD consumers, and, 46% of pet CBD consumers are city dwellers while 30% live in the suburbs. Further, pet CBD consumers are reportedly more sophisticated than they were in 2020. As the CBD industry continues to evolve and expand, consumers are becoming educated faster on brands and products, said the report. The study found that 73% of consumers who buy pet CBD also use CBD themselves. The Company believes Pet Market is going to be a significant growth area both organically and through acquisition. Areas like pain management, healthy joints along with the calming effect that CBD can have on pets make this a very attractive market. Also, although millennials represent 53% of pet consumers, the elderly population is a prime target. Many of the elderly and senior population have pets and also have a higher disposable income to spend on pet purchases.

1 See Precedence Research, Health and Wellness Market Global Industry Analysis.

2 Grandview Research.

2

The Company has assembled a unique and highly competent leadership with deep operational experience across rapid growth constructs in a broad range of industries, both in private and publicly traded corporations. The diagram below provides an overview of our vision:

●	Manufacturing Solutions. Life Science Holding Company can support our clients with stock formulations as well as custom manufacturing solutions. We are targeting leading industry brands who are seeking a partnership and will support a long-term supply agreement.

●	Research-Driven Innovation. The Company is uniquely positioned to capitalize on fast-emerging scientific developments regarding various cannabinoids, and related areas – and through our research and external collaborations and partnerships, we intend to support our clients with a robust pipeline of innovation.

●	White Label and Private Label Offerings. The white label and private label business is where there is low hanging fruit and allows us to scale up achieving operational efficiencies

●	Comprehensive Regulatory Compliance. LSHC offers (through outside partners) FDA-registered and cGMP-certified CBD products and services to the thousands of hemp product formulators, brands and CPG/Retail companies that need GMP-compliant CBD or other minor cannabinoid extracts or finished goods so they can fulfill their product offerings and distribution channels.

●	Significant Room for Expansion. The Company hopes to in the future work to consolidate and expand current operations to a larger FDA-registered and cGMP-certified facility with significant logistical advantages and streamline the finishing process, which could increase product control and reduce costs for the Company’s customers.

The Company’s broad-based strategy is an acquisition-focused approach to build a custom contract manufacturing organization (CMO) providing premium services to Brands, mid to large scale Consumer Packaged Goods & Retail companies.

To achieve this goal, the Company is focused on growth through acquisitions, targeting businesses operating in sectors including: CBD, Contract Manufacturing organizations (“CMO”) focused on minor cannabinoid and hemp infused products; and ancillary CPG companies. The Company’s primary focus is strategic acquisition targets with production competencies in the top 10 of CBD and other nutraceutical-infused consumer products as defined by Brightfield Group (the premier research firm in this industry).

Though at present the Company does not have its own operational manufacturing facility, the Company has (and expects to have in the future) adequate inventory put up as “bright stock”. When the need arises for additional inventory, the Company has the ability to outsource with trusted strategic partners to provide additional products.

Challenges & Risks

The Company’s business plan and strategic model are exposed to a number of regulatory, business and operational challenges, including:

1.	Uncertain and Complex Regulatory Environment. The health and wellness consumer packaged goods (CPG) sector, and particularly nutraceutical, nootropics, adaptogens, CBD and other cannabinoid-based infused products, is subject to a complex regulatory environment at both the state and federal levels. Changes to legislation or regulation policy could materially impact the Company’s strategy and are outside of the Company’s control.
2.	History of Operating Losses. The Company has a history of operating losses which limits its ability to fund acquisitions and operations from retained capital. At the same time, the Company’s history of losses and limited financial capabilities may make it harder to obtain financing in the future.
3.	Our Business Model Carries Significant Execution Risks. Our contemplated business model is highly dependent on acquisitions and substantial transactions. This strategy entrails significant execution risk, including with respect to identifying targets, consummating transactions on favorable terms and subsequently integrating such acquired businesses.

Corporate Information

Our principal executive office and mailing address and phone number are: 12900 Stroh Ranch Place, Suite 200-F, Parker, CO 80134; telephone number (720) 442-9900. Our Internet address is https://lifescienceholding.com/. The information on, or that may be, accessed from our website is not part of this prospectus.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

3

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include: (i) being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (ii) not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) reduced disclosure obligations regarding executive compensation; and (v) not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

4

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	We are an early stage company with a limited operating history, which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment.

●	Our operating results have and will significantly fluctuate due to the volatile nature of the neutraceutical and CBD infused product sectors.

●	Our failure to successfully execute our business plan, maintain and expand our operations, and invest in our business could require us to seek additional capital.

●	The Company may not be able to successfully develop and promote new products or services which could result in adverse financial consequences.

●	The Company’s business and operation could be negatively affected by any material litigation involving the Company or its subsidiaries.

●	The future development and growth of the CBD-infused products sector is subject to a variety of factors that are difficult to predict and evaluate. If the sector does not grow as we expect, our business, operating results, and financial condition could be adversely affected.

●	Cyberattacks and security breaches of our platform, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

●	We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

●	We operate in a highly competitive industry and we compete against unregulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

●	There is no active public trading market for our Common Stock and we cannot assure you that an active trading market will develop in the near future.

●	The price of our securities may be volatile, and could, following a sale decline significantly and rapidly.

●	If there is no viable public market for our Common Stock, you may be unable to sell your shares at or above the initial public offering price.

●	Litigation is costly and time consuming and could have a material adverse effect on our business, results, operations or reputation.

●	Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

●	The emergence of a novel coronavirus on a global scale, known as COVID-19, and related geopolitical events could continue to lead to increased market volatility, disruption to U.S. and world economies and markets has and may continue to have significant adverse effects on the Company and its wholly-owned subsidiaries.

●	We are dependent on certain key personnel, the loss of which may adversely affect our financial condition or results of operations.

●	Competition in our industry could intensify, which could adversely affect our revenue, profitability and market share.

●	The CBD infused products industry in which we operate is subject to significant uncertainty and volatility, depending on a number of factors, including regulatory and legislative changes as well as market developments that could adversely impact our business.

●	The Company’s compliance and risk management programs may not be effective and may result in outcomes that could materially and adversely affect the Company’s reputation, financial condition and operating results, among other things.

●	Operational risks, such as misconduct and errors of employees or entities with which the Company does business, are difficult to detect and deter and could cause material reputational and financial harm to the Company.

●	The Company may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

5

THE OFFERING

Issuer	Life Science Holding Company

Securities Offering:	Up to 6,678,189 shares of our common stock by the selling stockholders

Offering Price:	$0.50 per share for the duration of the offering relating to the resale of our common stock or until such time as our common stock is quoted on the OTCQB or listed on an exchange, at which time the selling stockholders may then sell at the prevailing market price.

Common Stock outstanding before this offering:	71,830,939 shares of common stock

Common Stock outstanding after this offering:	71,830,939 shares of common stock

Use of proceeds:	We will not receive any proceeds from the sale of the common stock sold by the selling stockholders

Dividend policy: Risk Factors:	We have not declared or paid a dividend on our common stock since our inception, and we do not anticipate paying any such dividend for the foreseeable future.

See “Risk Factors” beginning on page 8 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for common stock:	Our common stock is not presently quoted on or traded on any securities exchange or reported on an automatic quotation system and we have not yet applied for quotation on any public market. We can provide no assurance that there will ever be an established public trading market for our common stock. If we decide to seek quotation on the OTCQB, we must obtain a market maker to file an application with FINRA on our behalf. There is a risk that we may not be able to obtain a market maker to file such an application. If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA. We may or may not seek to have a market maker file a listing application on our behalf.

Transfer Agent:	Empire Stock Transfer, 1859 Whitney Mesa Dr, Henderson, NV 89014.

(1)	As of June 6, 2023.
(2)	See “Selling Security Holders” for additional information.

6

Shares of Company Common Stock were issued to the certain current shareholders participating in this offering (the “Selling Shareholders”) in the period between approximately 2019 and 2022. The relevant underlying issuances of Common Stock through which the Selling Shareholders obtained their currently-held Common Stock can be divided into approximately four primary categories.

First, in the period of 2020 and 2021, the Company conducted an offering pursuant to Rule 504 of Regulation D (the “2020-21 Reg D 504 Offering”), which provides an exemption from the registration requirements of the federal securities laws for some companies when they offer and sell up to $5,000,000 of their securities in any 12-month period. A total of approximately 4,651,589 shares of Common Stock were issued pursuant to the 2020-21 Reg D 504 Offering, of which approximately 4,651,589 shares of Common Stock are to be sold pursuant to this offering.

Second, in the period between 2019 and 2022, 3,979,400 shares of Common Stock were issued pursuant to certain consulting, contracting and services agreements with third-party non-employee service providers (“Consultants”). Approximately 1,873,220 shares of Common Stock issued to Consultants are expected to be sold pursuant to this offering.

Third, in the period between approximately 2019 and 2021, the Company awarded shares of Common Stock to certain Company employees. A total of 35,240,000 shares of Common Stock were issued to employees, none of which are expected to be sold pursuant to this offering.

Fourth, in the period between approximately 2020 and 2022, Donald Mack, CEO of the Company, provided a total of approximately 2,185,000 shares of Common Stock, previously issued to and held by Mr. Mack, as gifts to third parties (“Gifted Shares”), with Mr. Mack receiving no compensation for such Gifted Shares. Approximately 250,000 shares of Common Stock constituting Gifted Shares are expected to be sold pursuant to this offering.

SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

For the year ended December 31, 2022

Sales	$16,223

Operating Income/(Loss)	$(3,346,580)

Other Income/(Expense) - net	$437,897)

Net Income/(Loss)	$(2,908,683)

Balance Sheet Data

December 31, 2022

Current Assets	$41,707

Total Assets	$41,707

Total Liabilities	$19,708

Total Stockholders’ Equity (Deficit)	$21,799

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

General

The purchase of the Company’s securities involves significant risks and other important considerations that may adversely affect the investor and his or her purchase of the shares. Therefore, prospective purchasers should consider the following factors, among others, before making a decision to purchase the shares offered by the selling shareholders. The material set forth below is intended merely to summarize and highlight certain factors relating to the purchase of the shares and not intended to cover full, supersede, or replace the other portions of this offering, which may discuss these and other factors. This offering of shares under this program is directed only to those persons who are in the position to accept the risks discussed herein.

SPECIFIC RISKS RELATED TO OUR BUSINESS

Our Company has limited operating history and a history of losses

The Company has limited operating history. There is no assurance that the Company will operate profitability or that your investment in whole or in part will be returned. The Company is subject to all the risks inherent to the establishment of a new business venture. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications, uncertainties and delays frequently encountered with the formation of any new business. Life Science Holding Company was established in May 2019 and has been focused on raising capital and developing its contract manufacturing, nutraceutical and CBD-infused product lines. Because the company is new, with limited operating history, there is no assurance that the Company will realize earnings from operations or net profits in the future.

Our services and products may not achieve broad market acceptance or be commercially successful.

There are certain products, services and business lines, such as “hemp extraction services,” in respect of which the Company does not currently operate, but which represent an area of significant M&A interest for the Company and a sector the Company hopes to actively pursue in the future. The associated products we intend to develop in the future may not gain broad market acceptance. Factors influencing such market acceptance include matters outside of the Company’s control, including consumer awareness of the health and potential medical benefits of nutraceutical and CBD-infused product lines. Moreover, even if physicians, scientists and hospitals understand the benefits of any of CBD and other Cannabinoid products, they still may elect not to use or recommend them for a variety of reasons.

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Limited financial resources

We have limited working capital yet must sustain all of the development and overhead costs of future operations. As a result, we have been relying on shareholder loans and the sale of our securities to fund operations. We may not be able to raise sufficient capital to meet our ongoing needs or fund our business plan, which could result in the termination of the business and the loss of your investment.

We currently have limited internal manufacturing resources and depend on third-party partners for manufacturing capability, and are exposed to potential business risk in respect of those parties’ performance.

If one of our manufacturing partners’ facilities experiences a disruption or if we are not able to obtain FDA or cGMP certifications, or are unable to make our mortgage or equipment lease payments, we will have no other means of assembling those components until we are able to restore the manufacturing capability at our current facility or develop the same capability at an alternative facility.

In connection with the commercialization of our products, we expect that we will need to increase, or “scale up,” the production process over the anticipated initial level of production. While we have taken steps in anticipation of growth, manufacturers often encounter difficulties in scaling up production, such as problems involving yields, quality control and assurance, and shortages of qualified personnel. If the scaled-up production process is not efficient or produces services or products that do not meet quality and other standards, we may be unable to meet market demand and our revenues, business and financial prospects would be adversely affected.

Competition

There are numerous entities in the nutraceutical space, some of which are larger, more experienced, and better funded with working capital than our Company. The business is highly competitive due to the large number of competitors. We are at a significant disadvantage due to our financial strength and short history of operation. Our present financial condition may limit our ability to successfully pursue our business.

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Our operating results may fluctuate significantly and may be difficult to predict.

Our operating results may fluctuate in the future due to several factors, many of which will be out of our control, such as:

●	The magnitude of our competition.

●	Lack of access to adequate capital.

●	Pricing competition.

●	Potential future government regulation.

●	Potential Liability associated with consumer CBD products.

●	The amount and timing of costs relating to expansion of our operation.

Due to these factors, and those factors discussed elsewhere in this Offering Memorandum, or factors yet unforeseen, or those unexpected in some future time, our operating results may not meet minimum requirements to continue our existence. Risks Relating to the Regulatory Environment for CBD and Hemp-Based Products

The regulatory environment surrounding Hemp, CBD and related products is uncertain, varies among jurisdictions, and is subject to change.

Legislative and regulatory uncertainties, along with difficulties concerning potential enforcement activities by U.S. federal, state and local governments (or discretion exercised thereby), represent significant risks to the Company’s business activities. Possible risks include, but are not limited to:

●	positions asserted by the FDA concerning products containing derivatives from hemp;

●	uncertainty surrounding the characterization of cannabinoids as a dietary ingredient by the FDA; and

●	enforcement activities by state and/or local law enforcement and regulatory authorities under the auspice of individual state law, regardless of any potential conflict thereby with federal law.

If the Company’s operations are found to be in violation of any of such laws or any other governmental regulations, or if applicable laws or regulations change or the enforcement of applicable laws or regulations changes, the Company may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of the Company’s operations or asset seizures, any of which could adversely affect the Company’s business and financial results.

The future of Hemp regulation at the Federal level is unclear.

Federal regulations under the 2018 Farm Bill were promulgated in the USDA FR on January 19, 2021. The USDA FR governs the domestic production of Hemp under the 2018 Farm Bill and also specifies the provisions that a state regulations and other constraints, and changes to such laws, regulations and other constraints may have a material adverse effect on the Company’s operations.

There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the importation of derivatives from exempted portions of the Cannabis plant and the scope of 2014 and 2018 Farm Bill-compliant hemp programs relative to the 2014 Farm Bill and the 2018 Farm Bill and the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the FDA and the extent to which manufacturers of products containing imported raw materials and/or 2018 Farm Bill compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and potentially state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of the Company’s products in different markets.

Though the Company does not currently operate in the “hemp extraction services” business, “hemp extraction services” represent an area of significant M&A interest for the Company and a sector the Company hopes to actively pursue in the future.

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The designation of cannabinoids as a New Dietary Ingredient (NDI) or as an impermissible adulterant are uncertain.

The Federal Food, Drug & Cosmetic Act (“FD&C Act”) requires that manufacturers who wish to market dietary supplements that contain “new dietary ingredients” (“NDI”) to notify the FDA with their basis for concluding that the NDI is reasonably expected to be safe under the conditions of use recommended or suggested in the labeling. There is substantial uncertainty and different interpretations among state and federal regulatory agencies, legislators, academics and businesses as to whether cannabinoids were present in the food supply and marketed prior to October 15, 1994, or whether such inclusion of cannabinoids are permissible dietary ingredients under the FD&C Act. regulate

FDA enforcement against the sale and marketing of CBD products under the FD&C Act could target the Company and adversely impact the Company’s business and financial position.

The FDA continues to enforce against violations of the FD&C Act by issuing warning letters to companies marketing and selling hemp derived CBD products. Over the past several years, the FDA has issued warning letters to companies marketing and selling unapproved hemp derived CBD products. The letters reiterate the agency’ position that CBD cannot be added to food and dietary supplements and targeted companies whose products violated the FD&C Act’s prohibition against: i) marketing CBD as or in a dietary supplement, human and animal food, or food additives; ii) marketing a dietary supplement, human and animal food, or cosmetic with disease or drug claims (i.e., claims suggesting that a product is intended to treat, cure, or prevent disease); iii) including a substance in human or animal food when that substance is not Generally Recognized as Safe (“GRAS”); and iv) selling products that are misbranded due to their failure to include “adequate directions for use by a layperson”. The FDA also issued a consumer update reaffirming its position that CBD cannot lawfully be added to a food or marketed as a dietary supplement due to existing provisions of the FD&C Act, and outlines the data and potential safety issues it is considering as part of its ongoing evaluation of potential regulatory frameworks for CBD. Notably, the FDA states that it could not conclude based on available data that CBD is “generally recognized as safe” for use in human or animal food. While this is broad and may not be applicable in all instances, it nevertheless could materially and adversely impact the Company’s business and financial condition. Further, the FDA has recently stated that it will continue to police the market and enforce against CBD products, and on March 22, 2021, the agency issued warning letters to two companies for selling OTC products labeled as containing CBD, alleging the products were illegally marketed unapproved drugs and misbranded due to prominent featuring of CBD on the labeling, followed by a third such warning letter to a third company on July 22, 2021. The FDA’s enforcement against the unlawful sale and marketing of CBD products has to date been limited to the issuance of warning letters, but other enforcement means are available to the FDA, including civil and criminal penalties. The FDA’s current prohibition on certain hemp-derived products and the unknowns and associated risks of potential future regulations governing hemp-derived CBD products create risk for the Company’s business.

The FTC may take enforcement actions against companies selling CBD products, including the Company.

The FTC and FDA may coordinate enforcement efforts regarding areas or sectors where the agencies have overlapping jurisdiction, including with respect to the advertising, labeling, and promotion of food, cosmetics, medical devices, and OTC drugs. In the CBD product marketplace, FTC has joined FDA in the issuance of a number of warning letters to companies warning that the company’s advertisements were not supported by competent and reliable scientific evidence and thus violate the FTC Act, 15 U.S.C. § 41 et. seq. FTC has also issued independent warning letters to companies selling CBD products. These warning letters allege the companies make exaggerated or false and misleading claims about their CBD products without rigorous scientific evidence to substantiate the claims. While historically, FTC enforcement actions related to CBD have been limited to warning letters, in December 2020, the FTC initiated its first law enforcement administrative action against six companies selling CBD products. These companies were alleged to have violated the FTC Act by allegedly making unsupported health claims. FTC entered into settlement agreements with these companies, which required, among other things, that the companies stop making such unsupported health claims and pay a monetary judgment to the FTC. The FTC’s enforcement was publicized by the agency as part of its ongoing effort to protect consumers from false, deceptive, and misleading health claims made in advertisements on websites and through social media companies such as Twitter. An additional enforcement action against a CBD company was announced in May 2021. The unknowns and associated risks of potential future FTC enforcement actions create risk for the Company’s business.

The DEA Interpretation of the 2018 Farm Bill could cause the DEA to take enforcement action against Certain Hemp products.

Through the DEA IFR, the DEA takes the position that material that exceeds 0.3% delta-9 THC remains controlled in Schedule I of the CSA, regardless of its status as in-process material that may only temporarily have a THC content over 0.3%. Enforcement of the DEA IFR, or any Final Rule that carries forward the rulemaking in the DEA Rule, may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and criminal prosecutions. While the DEA IFR is not expected to create immediate risk for the Company’s business, it and other legislation could constrain the pool of available acquisition targets for the Company.

Any inability to obtain regulatory approval and permits could limit the Company’s ability to conduct its business.

The Company currently has all required regulatory approvals and permits in respect of the jurisdictions and business liens that it currently operates. However, in the future the Company may be required to obtain and maintain certain permits, licenses and approvals in additional jurisdictions where its products could be sold. There can be no assurance that the Company will be able to obtain or maintain such necessary licenses, permits or approvals. Any material delay or inability to receive these items is likely to delay and/or inhibit the Company’s ability to conduct its business, and would have an adverse effect on its business, financial condition and results of operations.

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The Company is subject to environmental, health and safety laws, compliance with such laws may be costly, and any failure to comply with such laws could negatively impact the Company’s results of operations or financial position.

The Company is subject to environmental, health and safety laws and regulations in each jurisdiction in which the Company operates. Such regulations govern, among other things, emissions of pollutants into the air, wastewater discharges, waste disposal, the investigation and remediation of soil and groundwater contamination, and the health and safety of the Company’s employees. For example, the Company’s products and the raw materials used in its production processes are subject to numerous environmental laws and regulations. The Company may be required to obtain environmental permits from governmental authorities for certain of its current or proposed operations. The Company may not have been, nor may it be able to be at all times, in full compliance with such laws, regulations and permits. If the Company violates or fails to comply with these laws, regulations or permits, the Company could be fined or otherwise sanctioned by regulators.

As with other companies engaged in similar activities or that own or operate real property, the Company faces inherent risks of environmental liability at its current and historical production sites. Certain environmental laws impose strict and, in certain circumstances, joint and several liability on current or previous owners or operators of real property for the cost of the investigation, removal or remediation of hazardous substances as well as liability for related damages to natural resources. In addition, the Company may discover new facts or conditions that may change its expectations or be faced with changes in environmental laws or their enforcement that would increase its liabilities.

The Company’s costs of complying with current and future environmental and health and safety laws, liabilities arising from past or future releases of, or exposure to, regulated materials, or more vigorous enforcement of environmental and employee health and safety laws, may have a material adverse effect on the Company’s business, financial condition and results of operations.

Regulatory uncertainty as well as potential future changes with respect to anti-money laundering laws and regulations may have an adverse effect on the Company’s business.

The Company is subject to a variety of laws and regulations in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), as amended and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and in the future potentially other jurisdictions where the Company may later determine to operate.

In February 2014, the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury issued a memorandum providing instructions to banks seeking to provide services to marijuana related businesses (the “FinCEN Memo”). The FinCEN Memo states that in some circumstances, it may not be appropriate to prosecute banks that provide services to marijuana-related businesses for violations of federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on Cannabis-related violations of the CSA. It is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memo. Under U.S. federal law, banks or other financial institutions that provide a Cannabis-related business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

On December 3, 2019, the Federal Reserve Board, Federal Deposit Insurance Corporation, FinCEN, and Office of the Comptroller of the Currency in consultation with the Conference of State Bank Supervisors, issued a statement to provide clarity regarding the legal status of commercial growth and production of hemp and relevant requirements for banks under the Bank Secrecy Act. The statement emphasized that banks were no longer required to file suspicious activity reports for customers solely because they are engaged in the growth or cultivation of hemp in accordance with applicable laws and regulations. On June 29, 2020, FinCEN issued a guidance document explaining how financial institutions can conduct due diligence for hemp-related businesses. Regulatory uncertainty in respect of the laws, rules, regulations and directives facing banks which provide services to CBD and Cannabis industry participants, if revised or resolved unfavorably to the Company’s interest, may materially and adversely affect the business of the Company.

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If any of the Company’s investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends. Furthermore, while the Company has no current intention to declare or pay dividends on its Common Shares in the foreseeable future, the Company may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

The Company could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and other similar anti-bribery laws.

Our business is subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other similar laws which generally prohibit companies and employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are or will be subject to the anti-bribery laws of any other countries in which we conduct business now or in the future. Our employees or other agents may, without our knowledge and despite our efforts, engage in conduct prohibited under our policies and procedures and under anti-bribery laws, for which we may be held responsible. Our policies mandate compliance with these anti-corruption and anti-bribery laws. However, there can be no assurance that our internal control policies and procedures will always protect us from recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by our affiliates, employees, contractors or agents. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

The Company may have difficulty accessing banking services due to the illegality of marijuana under federal law.

Since the production and possession of Cannabis is currently illegal under U.S. federal law and the Company relies on exemptions promulgated pursuant to the 2018 Farm Bill, it is possible that banks may refuse to open bank accounts for the deposit of funds from businesses involved with the Cannabis industry. The inability to open bank accounts with certain institutions could materially and adversely affect the business of the Company.

On December 3, 2019, the Federal Reserve Board, Federal Deposit Insurance Corporation, FinCEN, and Office of the Comptroller of the Currency in consultation with the Conference of State Bank Supervisors, issued a statement to provide clarity regarding the legal status of commercial growth and production of hemp and relevant requirements for banks under the Bank Secrecy Act. The statement emphasized that banks were no longer required to file suspicious activity reports for customers solely because they are engaged in the growth or cultivation of hemp in accordance with applicable laws and regulations. Regulatory uncertainty in respect of the laws, rules, regulations and directives facing banks which provide services to CBD and Cannabis industry participants, if revised or resolved unfavorably to the Company’s interest, may materially and adversely affect the business of the Company.

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The Company may have difficulty accessing public and private capital and banking services, which could negatively impact its ability to finance its operations.

The Company anticipates that funding sources may be available pursuant to private and public offerings of equity and/or debt and bank lending. However, if equity and/or debt financing was not available in the public capital markets, then the Company expects that it would have access to raise equity and/or debt financing privately. Commercial banks, private equity firms and venture capital firms have approached the Cannabis industry cautiously to date. Although there has been an increase in the amount of financing available to companies in the Cannabis industry over the last several years, there is neither a broad nor deep pool of institutional capital that is available to Cannabis industry participants. There can be no assurance that additional financing, if raised privately or publicly, will be available to the Company when needed or on terms which are acceptable. The Company’s inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability. If the Company cannot achieve profitability, it may be forced to cease operations and you may suffer a total loss of your investment.

The Company could be liable for fraudulent or illegal activity by its employees, contractors and consultants resulting in significant financial losses to claims against the Company.

The Company is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Company that violates: (i) government regulations; (ii) manufacturing standards; (iii) U.S. federal fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for the Company to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, the curtailment of the Company’s operations or asset seizures, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

New regulations or legislation could adversely affect the Company’s business.

The future development of regulatory frameworks with respect to CBD and related nutraceutical products could result in production and marketing becoming highly regulated by a variety of federal, state and other governmental agencies beyond just the FDA and the USDA. New or increased government regulation of the CBD and Hemp Extract industry, including but not limited to areas related to ingestibles, food safety, chemical composition, production processes, chain of custody, traceability, product quality, packaging, labeling, promotions, marketing, and advertising, product recalls, records, storage and distribution could adversely impact the Company’s results of operations by increasing production costs or restricting the Company’s methods of operation and distribution.

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RISKS RELATING TO THE COMPANY’S INDUSTRY & OPERATIONS

The Company faces intense competition in a new industry.

The number of competitors in the Company’s market segment may continue to increase, both nationally and internationally, which could negatively impact the Company’s market share and demand for products. The markets for businesses in the CBD and hemp extracts industries are competitive and evolving. In particular, the Company faces strong competition from both existing and emerging companies that offer similar products. Some of the Company’s current and potential competitors may have longer operating histories, greater financial, marketing and other resources and larger customer bases.

Given the rapid changes affecting the global, national, and regional economies generally and the hemp industry, in particular, the Company may not be able to create and maintain a competitive advantage in the marketplace. The Company faces competition from companies outside the CBD and hemp oil industry from legitimate companies with more experience and financial resources than the Company has and by unlicensed and unregulated participants. In addition, the broader market for Hemp-based products may soften, contract or remain stable, any of which may result in increased competition among market participants, including the Company. The Company’s success will depend on its ability to keep pace with any changes in the markets in which it operates, especially in light of legal and regulatory changes and shifting consumer behavior. The Company’s success will also depend on its ability to respond to, among other things, changes in the economy, market conditions, and regulatory and competitive pressures. Any failure by the Company to anticipate or respond adequately to such changes could have a material adverse effect on its financial condition, operating results, liquidity, cash flow and operational performance.

The introduction of a recreational model for marijuana production and distribution in various jurisdictions may cause producers in those jurisdictions to expand beyond the medical marijuana market and compete with the Company’s products. The impact of this potential development may be negative for the Company and could result in increased levels of competition in its existing market and/or the entry of new competitors in the overall Hemp market in which the Company operates.

There is potential that the Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and manufacturing and marketing experience than the Company. Increased competition by larger and better financed competitors could materially and adversely affect the business, financial condition and results of operations of the Company.

The Company also faces competition from producers who may not comply with applicable regulations. As a result, such producers may have lower operating costs, make impermissible claims and utilize other competitive advantages based on circumvention of regulatory requirements. To remain competitive, the Company will require continued significant investment in R&D, marketing, sales, and customer support. The Company may not have sufficient resources to maintain R&D, marketing, sales, and customer support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company.

The Company operates in a highly competitive CBD wellness products industry.

Price competition and industry consolidation could adversely impact the Company’s results of operations and financial condition. The sales of the Company’s services and products are subject to significant competition primarily through discounting and other price cutting techniques by competitors, many of whom are significantly larger and have greater resources than the Company. In addition, there is a continuing consolidation by the major companies in this industry, which could increase competition. Significant competition increases the possibility that the Company could lose one or more major customers, lose existing product offerings at customer locations, lose market share, increase expenditures or reduce selling prices, all of which could have an adverse impact on the Company’s business or results of operations.

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The Company is dependent upon third-party customers and may face liabilities associated with actions of such customers

As a contract manufacturer, the Company produces largely products for third-parties for ultimate re-sale. In the event that our customers violate legal requirements or responsibilities, we may be subject to liability.

The Company’s strategy is focused on mergers and acquisition, presenting unique risks.

The Company may be unable to find suitable acquisition targets in its preferred markets. Further, even if it does find such targets, the Company may be unable to consummate transactions on attractive terms.

Following transactions, the Company may experience significant merger integration issues and unique challenges.

If the Company’s products become adulterated, misbranded or mislabeled, it might need to recall those items and may experience product liability claims if consumers are injured or become sick.

Product recalls or safety concerns could adversely impact the Company’s results of operations and market share. The Company may be required to recall certain of its products should they be mislabeled, contaminated or damaged. The Company also may become involved in lawsuits and legal proceedings if it is alleged that the consumption of any of its products causes injury or illness. A product recall or an adverse result in any such litigation could have a material adverse effect on the Company’s operating and financial results. The Company may also lose customer confidence for its entire brand portfolio.

Disruption of the Company’s supply chain could have an adverse impact on its business, results of operations and financial condition.

The Company’s ability to extract, co-pack/fill, manufacture, distribute and sell products is critical to its success. Damage or disruption to the Company’s manufacturing or distribution capabilities or the supply and delivery of key inputs, such as raw materials, packaging, labor, and energy, could impair its ability to conduct business.

Demand for the Company’s services and products may be adversely affected by changes in consumer preferences or if the Company is unable to innovate or market its products effectively.

The Company is a primarily a service provided (tolling extractor) and a consumer products company operating in a highly competitive market and relies on continued demand for its services and products. To generate revenues and profits, the Company must sell services that appeal to its customers and consumers. Any significant changes in consumer preferences or any inability on the Company’s part to anticipate or react to such changes could result in reduced demand for its services and products and erosion of its competitive and financial position. The Company’s success depends on the ability to respond to consumer trends, including concerns of consumers regarding health and wellness, product attributes and ingredients. In addition, changes in consumer demographics could result in reduced demand for the Company’s products. Consumer preferences may shift due to a variety of factors, including changes in social trends or negative publicity, government regulatory action or litigation against companies in the CBD and Hemp Extract products industry. Any of these changes may reduce customers and consumers’ willingness to purchase CBD and Hemp Extract products.

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The Company’s continued success is dependent on innovation, including maintaining a robust pipeline of new customers, products, as well as the effectiveness of advertising campaigns, marketing programs and product packaging.

Although the Company intends to devote significant resources to meet this goal, there can be no assurance as to the continued ability to develop and launch successful new products or variants of existing products, or to effectively execute advertising campaigns and marketing programs. In addition, both the launch and ongoing success of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Further, failure to successfully launch new products could decrease demand for existing products by negatively affecting consumer perception of existing brands, as well as result in inventory write-offs and other costs.

The Company’s continued success depends on the development and subsequent protection of trademarks and other intellectual property rights.

While the Company does not currently own any patents, trademarks or other intellectual property rights, the Company has received a Notice of Allowance on March 8, 2023, relating to the trademark: “MIND + BODY + SOUL MEDICINALS.” The development and subsequent protection of this trademark and additional future intellectual property rights are and will be increasingly important to the Company’s success and competitive position, and the loss of or the Company’s inability to develop trademarks and other proprietary intellectual property rights could harm its business. The Company’s efforts to establish and protect trademarks and other proprietary intellectual property rights may not be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of its products.

Difficulties managing growth could adversely affect the Company’s business, operating results and financial condition.

If the Company achieves significant growth in its operations in the next few years, such growth could place a strain on the Company’s management, and its administrative, operational and financial infrastructure. The Company’s ability to manage its operations and growth requires the continued improvement of operational, financial and management controls, reporting systems and procedures. In addition, the Company may need to hire additional management to manage its future operations. If the Company is unable to manage its growth effectively or if the Company is unable to attract additional highly qualified personnel, its business, operating results and financial condition may be materially adversely affected.

Risks Relating to the Offering

We can provide no assurances as to our future financial performance or the investment result of a purchase of our common stock.

Any projected results of operations involve significant risks and uncertainty, should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our common stock.

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We expect to become a public reporting company following this offering, which would make us subject to new corporate governance and internal control reporting requirements, as well as costs related to compliance with, or our failure to comply with existing and future requirements, which could adversely affect our business and performance.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We will be a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

If we become a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives.

Our management has only limited experience operating as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Risks Related to our Common Stock

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Future issuances of our common stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future.

Currently there is no public market for our common stock, and we cannot predict the future prices or the amount of liquidity of our common stock.

Currently, there is no public market for our common stock and a public market may never develop. We may determine in the near future to list our common stock on the OTCQB. However, the OTCQB is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected. Any public market will follow effectiveness of the registration statement for which this prospectus forms a part of and we cannot predict the price at which we will begin trading or the future prices of our common stock.

Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our common stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the common stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our common stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 6,678,189 shares of our common stock, which represents approximately 9.3% of our current issued and outstanding shares of our common stock As additional shares of our common stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our common stock will increase, which could decrease its price. In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

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Our common stock will not be eligible for quotation on the OTCQB, unless we are current in our filings with the Securities and Exchange Commission.

In the event that our common stock is quoted on the OTCQB, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our common stock is not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares. Regardless of whether our common stock is quoted on the over-the-counter bulletin board, under Section 15(d) of the Exchange Act, we will be required to file periodic reports with the SEC once our registration statement becomes effective. See risk factor entitled “We are not a fully reporting company under the Securities Exchange Act of 1934, as amended, and thus subject only to the reporting requirements of Section 15(d).”

We are not a fully reporting company under the Exchange Act and thus subject only to the reporting requirements of Section 15(d).

Until our common stock is registered under the Exchange Act, we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act. Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the SEC when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investors who buy securities in registered offering are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations. However, companies that are only required to report under Section 15(d), are not subject to some of the Exchange Act reporting requirements. For example, companies that are only required to report under Section 15(d) are not subject to the short-swing profit reporting requirements, the beneficial ownership reporting requirements, the institutional investor reporting rules and the third-party tender offer rules. Additionally, shareholders in a company that is only required to report under Section 15(d) are not entitled to the benefits of the Exchange Act’s proxy rules.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, other than the year in which the registration statement became effective, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act. Management of the Company, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act, as well as all beneficial ownership reporting requirements under Section 16 of the Exchange Act.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

GENERAL RISK FACTORS

Investment in the Company’s Common Shares is speculative, involves risk, and there is no guarantee of a return.

There is no guarantee that the Common Shares will earn any positive return in the short term or long term. A holding of Common Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Common Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Product recalls and returns could adversely affect the Company’s operating results and financial condition.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Company’s products are recalled, the Company could incur the unexpected expense relating to the recall and any legal proceedings that might arise in connection with the recall. The Company may lose revenue due to loss of sales and may not be able to compensate for or replace that revenue.

In addition, a product recall may require significant management attention. Recall of products could lead to adverse publicity, decreased demand for the Company’s products and could have significant reputational and brand damage. Although the Company has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. A recall for any product could lead to adverse publicity, decreased demand for the Company’s products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of the Company’s operations by regulatory agencies, requiring further management attention and potential legal fees and other expenses.

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In addition, product returns are a customary part of the Company’s business. Products may be returned for various reasons, including expiration dates or lack of sufficient sales volume. Any increase in product returns could negatively impact the Company’s results of operations.

The Company may be subject to impairment of intangible and long-lived assets, which could adversely impact the Company’s financial results.

Intangible and long-lived assets are reviewed for impairment when events or changes in circumstances indicate that fair value has been reduced to less than its carrying value. Determining the fair value is judgmental and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the impairment will prove to be accurate predictions of the future. Adverse market conditions, including a decrease in the Company’s market capitalization, adverse impacts of the COVID-19 pandemic, temporary or permanent loss of key customers and distribution channels, among other factors, could have a material adverse effect on the Company’s business, financial condition and results of operations and could result in impairment of the Company’s intangible and long-lived assets.

Certain employees or directors of the Company may have interests that conflict with those of the Company.

Certain of the employees and directors of the Company may also be directors, officers, consultants or stakeholders of other companies or enterprises, some of which may be in similar sectors, and conflicts of interest may arise between their duties to the Company and their duties to or interests in such other companies or enterprises. Certain of such conflicts may be required to be disclosed in accordance with, and subject to, such procedures and remedies as applicable under the BCBCA and applicable securities laws, however, such procedures and remedies may not fully protect the Company.

The future growth of the Company depends on the effectiveness and efficiency of its advertising and promotional expenditures to attract and retain customers.

The Company’s future growth and profitability will depend on the effectiveness and efficiency of advertising and promotional expenditures, including its ability to: (i) create greater awareness of its products; (ii) determine the appropriate creative message and media mix for future advertising expenditures; and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that advertising and promotional expenditures will result in revenues in the future or will generate awareness of the Company’s technologies, products or services. Specifically, ineffective marketing could reduce e-commerce traffic, which will reduce new consumer acquisition place overreliance on existing consumers. In addition, no assurance can be given that the Company will be able to manage its advertising and promotional expenditures on a cost-effective basis.

In addition, periodic changes to search engine algorithms, which retrieve data from search indices and deliver ranked search results, produce changes in search engine results pages. Any changes to these algorithms or in how these algorithms are applied, and therefore search engine results pages, could reduce visibility of, and traffic on, the Company’s e-commerce website and negatively impact the Company’s financial position and results of operations.

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Additionally, the significant and continuing impact of COVID-19 in dominating news cycles in North America may have caused or could cause a reduction in search traffic for CBD or the Company’s website or products. Any impact or reduction on ultimate traffic to the Company’s e-commerce website could have a material adverse effect on the Company’s direct-to-consumer sales, the Company’s business, financial condition and results of operations.

The use of customer information and other personal and confidential information creates compliance risks.

The Company collects, processes, maintains and uses data, including sensitive information on individuals, available to the Company through online activities and other customer interactions with its business. The Company’s current and future marketing programs may depend on its ability to collect, maintain and use this information, and its ability to do so is subject to evolving laws and enforcement trends, specifically in respect of the U.S., but potentially also other jurisdictions where it may operate. The Company strives to comply with all applicable laws and other legal obligations relating to privacy, data protection and customer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another, conflict with other rules, conflict with the Company’s practices or fail to be observed by its employees or business partners. If so, the Company may suffer damage to its reputation and be subject to proceedings or actions against it by governmental entities or others. Any such proceeding or action could hurt the Company’s reputation, force it to spend significant amounts to defend its practices, distract its management or otherwise have an adverse effect on its business.

Certain of the Company’s marketing practices rely upon e-mail, social media and other means of digital communication to communicate with consumers on its behalf. The Company may face risk if its use of e-mail, social media or other means of digital communication is found to violate applicable laws. The Company posts its privacy policy and practices concerning the use and disclosure of user data on its websites. Any failure by the Company to comply with its posted privacy policy or other privacy-related laws and regulations could result in proceedings which could potentially harm its business. In addition, as data privacy and marketing laws change, the Company may incur additional costs to ensure it remains in compliance. If applicable data privacy and marketing laws become more restrictive at the federal, state or local levels, as well as potentially in respect of applicable foreign jurisdictions, the Company’s compliance costs may increase, its ability to effectively engage customers via personalized marketing may decrease, its investment in its e-commerce platform may not be fully realized, its opportunities for growth may be curtailed by its compliance burden and its potential reputational harm or liability for security breaches may increase.

The Company faces risks related to its information technology systems and potential cyber-attacks and security and privacy breaches.

The Company’s operations depend, in part, on how well it and its third-party service providers protect networks, equipment, information technology (“IT”) systems and software against damage from a number of threats, including, but not limited to, cable cuts, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

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The Company or its third-party service providers collect, process, maintain and use sensitive personal information relating to its customers and employees, including customer financial data (e.g., credit card information) and their personally identifiable information, and rely on third parties in connection with the operation of its e-commerce site and for the various social media tools and websites it uses as part of its marketing strategy. Any perceived, attempted or actual unauthorized disclosure of customer financial data (e.g., credit card information) or personally identifiable information regarding the Company’s employees, customers or website visitors could harm its reputation and credibility, reduce its e-commerce sales, impair its ability to attract website visitors, reduce its ability to attract and retain customers and could result in litigation against the Company or the imposition of significant fines or penalties.

Recently, data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting new foreign, federal, provincial and state laws and legislative proposals addressing data privacy and security. As a result, the Company may become subject to more extensive requirements to protect the customer information that it processes in connection with the purchase of its products, resulting in increased compliance costs.

The Company’s information technology systems and on-line activities, including its e-commerce websites, also may be subject to denial of service, malware or other forms of cyber-attacks. While the Company has taken measures to protect against those types of attacks, those measures may not adequately protect its on-line activities from such attacks. If a denial-of-service attack or other cyber event were to affect the Company’s e-commerce sites or other information technology systems, its business could be disrupted, it may lose sales or valuable data, and its reputation may be adversely affected. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Demand for the Company’s products and services are influenced by general economic and consumer trends beyond the Company’s control.

There can be no assurance that the Company’s business and corresponding financial performance will not be adversely affected by general economic or consumer trends. In particular, global economic conditions remain constrained, and if such conditions continue, recur or worsen, this may have a material adverse effect on the Company’s business, financial condition and results of operations. Additionally, the recent trends towards rising inflation may also materially adversely our business and corresponding financial position and cash flows.

Furthermore, such economic conditions have produced downward pressure on share prices and on the availability of credit for financial institutions and corporations. If current levels of market disruption and volatility continue, the Company might experience reductions in business activity, increased funding costs and funding pressures, as applicable, a decrease in the market price of the Common Shares, a decrease in asset values, additional write-downs and impairment charges and lower profitability.

In addition, the outbreak of COVID-19 has resulted in governments worldwide enacting measures to combat the spread of the virus, including in the U.S. These measures, which include the implementation of travel restriction, self-isolation measures, physical distancing and in some instances, the suspension of non-essential business, have caused material disruption to businesses globally, resulting in an economic slowdown. The duration and impact of the COVID- 19 outbreak is unknown at this time, as is the efficacy of the response measures. It is impossible to forecast the duration and full scope of the economic impact of COVID-19 and other consequential changes it will have on the Company’s business, operations and prospects, both in the short term and in the long term. Future crises may be precipitated by any number of causes, including natural disasters, public health crises, geopolitical instability, or sovereign defaults. These factors may impact the Company’s operations and the ability of the Company to obtain equity or debt financing in the future and, if obtained, on terms favorable to the Company. Increased levels of volatility and market turmoil can adversely impact the Company’s operations and share price.

***

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The risks above do not necessarily comprise all of those associated with an investment in the Company. This prospectus contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form S-1 and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form S-1 and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form S-1, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form S-1, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form S-1 or any documents incorporated by reference herein speaks only as of the date of this Form S-1 or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Form S-1 or otherwise make public statements updating our forward-looking statements.

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Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

THE OFFERING

This Prospectus relates to the sale of 6,678,189 shares of common stock, par value $0.0001, of the Company at a fixed price of $0.50. No commissions or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the selling stockholders or their transferees.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

Stockholders’ equity
Common Stock:	$7,133
Additional paid-in-capital	$7,418,918
Accumulated deficit	$(7,404,052)
Total stockholders’ equity	$21,999

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DETERMINATION OF OFFERING PRICE

There is no established public market for our shares of common stock. The offering price for the sale of common stock held by the selling shareholders of $0.50 per share was arbitrarily determined by us, by using the price paid in previous offerings as a benchmark. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this Offering, which is likely to fluctuate.

MARKET FOR COMMON STOCK

There is no public market for our common stock. Although our common stock is not currently listed on a public exchange, we may seek to obtain a listing on the OTCQB when the registration statement of which this prospectus forms a part is declared effective by the SEC. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In the event we are successful in our attempts to have a market maker quote our stock on the OTCQB, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

Our common stock may never be quoted on the OTCQB, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

As of the date of this prospectus, there were 67 stockholders of record.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

Common Stock Offerings

Shares of Company Common Stock were issued to the certain current shareholders participating in this offering (the “Selling Shareholders”) in the period between approximately 2019 and 2023. The relevant underlying issuances of Common Stock through which the Selling Shareholders obtain their currently-held Common Stock can be divided into approximately four primary categories.

First, in the period of 2020 and 2021, the Company conducted an offering pursuant to Rule 504 of Regulation D (the “2020-21 Reg D 504 Offering”), which provides an exemption from the registration requirements of the federal securities laws for some companies when they offer and sell up to $5,000,000 of their securities in any 12-month period. A total of approximately 4,651,589 shares of Common Stock were issued pursuant to the 2020-21 Reg D 504 Offering, of which approximately 4,651,589 shares of Common Stock are to be sold pursuant to this offering.

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Second, in the period between 2019 and 2023, 3,979,400 shares of Common Stock were issued pursuant to certain consulting, contracting and services agreements with third-party non-employee service providers (“Consultants”). Approximately 1,873,220 shares of Common Stock issued to Consultants are expected to be sold pursuant to this offering.

Third, in the period between approximately 2019 and 2021, the Company awarded shares of Common Stock to certain Company employees. A total of 35,240,000 shares of Common Stock were issued to employees, none of which are expected to be sold pursuant to this offering.

Fourth, in the period between approximately 2020 and 2022, Donald Mack, CEO of the Company provided a total of approximately 2,185,000 shares of Common Stock, previously issued to and held by Mr. Mack, as gifts to third parties (“Gifted Shares”), with Mr. Mack receiving no compensation for such Gifted Shares. Approximately 250,000 shares of Common Stock constituting Gifted Shares are expected to be sold pursuant to this offering.

SELLING SECURITY HOLDERS

The following table provides information about each selling shareholder including how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling shareholder will own after this Offering, assuming all shares covered by this prospectus are sold. Except as disclosed in this prospectus, none of the selling shareholders have had any position, office, or material relationship with us or our affiliates within the past three years. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of this Offering. However, for purposes of this table, we have assumed that, after completion of this Offering, all of the shares covered by this prospectus will be sold by the selling shareholder.

Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 71,830,939 shares of our common stock issued and outstanding as of June 6, 2023. For the purposes of the following table, the number of shares common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

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Selling Security Holders

Name of Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Percentage of Common Stock Owned Before Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering[2]	Percentage of Common Stock Owned After Offering
Elliot Berman 11756 Bayou Lane Boca Raton, FL 33498	1,000,000	1.39%	1,000,000
James D. Bradfield Trust[3] 12825 W Los Bancos Dr Sun City West, AZ 85375	741,448	1.03%	741,448
Edward M McGlynn 15822 Fairmount Ave Goodyear, AZ 85395	720,000	1.00%	720,000
Donald H Schroeder Living Trust[4] 7912 So Algonquian Way Aurora, CO 80016	480,000	0.67%	480,000
Greg Bichler 106 Barton Ct Wayzata, AZ 55391	441,620	0.61%	441,620
Cindy Bichler 106 Barton Ct Wayzata, AZ 55391	400,000	0.56%	400,000
Tina L Swanson 7027 S Chapparal Cir W Centennial, CO 80016	400,000	0.56%	400,000
Ketan Patel 16030 57th Place N Plymouth, MN 55446	300,000	0.42%	300,000
Karl & Konnie Berg 2112 Sugarwoods Dr Orono, MN 55356	200,000	0.28%	200,000
David R Thomas 22516 N Del Monte Ct Sun City West, AZ 85375	180,000	0.25%	180,000

2 Because the selling shareholders identified in this table may sell some, all or none of the shares owned by them that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders at the time of this registration statement. Therefore, unless otherwise noted, we have assumed for purposes of this table that the selling shareholders will sell all of the shares beneficially owned by them as of June 6, 2023.

3 All of the respective shares held in the James D. Bradfield Trust are jointly owned and controlled by the Trustees: James D Bradfield and Elena S. Bradfield.

4 Donald Schroeder has sole voting and dispositive powers for the shares held by the Donald H Schroeder Living Trust.

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Name of Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Percentage of Common Stock Owned Before Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering[2]	Percentage of Common Stock Owned After Offering
Cavalier Aire LLC 8380 Miralani Drive San Diego, CA 92126	150,000	0.21%	150,000
David R Strom 12939 W Junipero Dr Sun City West, AZ 85375	140,000	0.19%	140,000
Read Smith 12827 West Ynez Drive Sun City West, AZ 85375	118,521	0.16%	118,521
Sharon Butler 3815 Daisy Dr Lafayette, IN 47905	100,000	0.14%	100,000
Paul A Colligan 19571 Sunrise Ct Rogers, MN 55374	100,000	0.14%	100,000
Jimmy Spencer 5331 Talavero Place Parker, CO 80134	100,000	0.14%	100,000
James G Nussbaum 23537 E Otero Dr Aurora, CO 80016	100,000	0.14%	100,000
James Gordon 4112 Lorraine Rd Rancho Palos Verdes, CA 90275	100,000	0.14%	100,000
William & Joyce Sexton 2857 Paradise Rd #1203 Las Vegas, NV 89109	100,000	0.14%	100,000
William & Laura Gordon JTWROS 204 Willow Ct Pasco, WA 99301	100,000	0.14%	100,000
John Bringenberg 2114 South Clayton Street Denver, CO 80210	100,000	0.14%	100,000
Adam Erspamer 206 S Del Pueblo Chandler, AZ 85226	80,000	0.11%	80,000
James Davis 85 Lakeview Dr Louisville, MI 39339	74,400	0.10%	74,400
Kathryn Brandt 11 Revolutionary Way O’Fallon, MO 63366	60,000	0.08%	60,000
Russel Bong 2428 NW 201st Ct Shoreline, WA 98177	55,000	0.08%	55,000
Jason Foreman 2844 South Macon Circle Aurora, CO 80014	50,000	0.07%	50,000
Mathew C Klein &Kathleen A Velez 1414 7th St West Babylon, NY 11704	40,000	0.06%	40,000
Marcus L Klein 1903 Avalon Pines Dr Coram, NY 11727	40,000	0.06%	40,000
Benjamin Massey 2948 Country Club Dr Pueblo, CO 81008	40,000	0.06%	40,000
Robert Bryan Van Camp 9241 Pikes Peak Way Parker, CO 80138	39,200	0.05%	39,200
Heather Blair & Steve Blair JTWROS 4833 Denny Avenue North Hollywood, CA 91606	30,000	0.04%	30,000
Scott Jones 5517 Killarney Street Centennial, CO 80015	30,000	0.04%	30,000
Gerald Bender 20293 East Euclid Place Aurora, CO 80016	25,000	0.03%	25,000
Neal R Mansi 8138 So. Fillmore Ct Centennial, CO 80122	20,000	0.03%	20,000
Stephanie Ostdahl 12575 Beaver Creek Way Parker, CO 80138	15,000	0.02%	15,000
Katie Soulliere 943 Jefferson Blvd Windsor, Ontario N8S 2P9	8,000	0.01%	8,000
Total	6,678,189	9.30%	6,678,189

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

You should read the following discussion and analysis in conjunction with our financial statements and related notes contained elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those set forth under Risk Factors.

Results of Operations and Known Trends or Future Events

We have had limited sales since our inception. We have raised capital pursuant to Regulation D in 2021 and 2022 at $0.25 per share of Common Stock.

There has been no significant change in our financial position or material adverse change that has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of a being a public company (legal, financial reporting, accounting and auditing compliance and insurance), as well as due diligence and other related professional fees. We expect our expenses to increase substantially after the closing of this offering.

Results of Operations

	For the Years Ended December 31,
	2022	2021	$ Change	% Change

Sales	$16,223	$12,947	$3,276	25	% 1

Cost of sales	$14,000	$23,335	$(9,335)	-40	% 2

Operating expenses	$3,348,803	$2,863,455	$485,348	-17	% 3

Net loss	$2,908,683	$2,875,556	$33,127	1	% 4

1.	Our sales, while insignificant, increased in 2022 nominally, however, we were able to increase our reach to new customers.
2.	Our cost of sales in 2021 included the sale of certain products at a loss. In 2022, we were able to obtain better pricing for our products.
3.	Our operating expenses increased primarily due to an impairment of assets of $1,537,500, along with reductions in advertising and marketing fees of $14,163, consulting fees of $60,945, a reduction of $225,000 related to failed offering costs, a decrease in payroll expenses of $417,671 and a reduction in stock based compensation of $270,494. These losses (excluding the impairment of assets) from 2021 were reduced in 2022 as the Company had limited resources and was required to implement cost cutting measures to sustain its level of operations.
4.	The net loss increased slightly in 2021 from $2,875,556 to $2,908,683. The primary factors related to the slight increase in net loss were reductions of general and administrative expenses from 2021 to 2022 (see #3), with offsetting increases related to impairment expense of $1,537,500 and other income of $447,745.

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Liquidity and Capital Resources

Working Capital

	For the Years Ended December 31,
	2022	2021	$ Change	% Change
Cash	$40,607	$14,517	$26,090	180	% 1
Current assets	$41,707	$77,409	$(35,702)	-46	% 2
Current liabilities	$19,708	$365,701	$(345,993)	-95	% 3
Working capital (deficit)	$21,999	$(288,292)	$310,291	-108	% 4

1	Our cash balance in 2022 increased primarily due to the delay of paying certain expenses as well as receiving cash from issuance of notes payable - related parties of $122,163, net of related repayments of $105,163.

2	Our assets decreased from the 2021 to 2022, primarily related to a reduction of prepaid and other current assets.

3	Our current liabilities decreased from 2021 to 2022, primarily due to the forgiveness of accrued compensation of $362,745 offset by an increase in accounts payable and accrued expenses of $19,710.

4	Our working capital was a deficit in 2021 and positive in 2022. The primary reason related to the forgiveness of accrued compensation of $362,745.

We currently do not have sufficient cash resources to fund our operations for the next 12 months. We will continue to rely on third party and related party debt financing as well as potential sales of our common stock. Additionally, we will continue to cut costs where possible and use our stock to pay off certain other debts including accounts payable and accrued expenses if possible.

Cash Flows

	For the Years Ended December 31,
	2022	2021	$ Change	% Change

Net cash provided by (used in) operating activities	$8,866	$(529,664)	$538,530	-102	% 1
Net cash used in investing activities	$-	$-	$-	0	% 2
Net cash provided by financing activities	$17,224	$543,751	$(526,527)	-97	% 3

1	In 2021 we had net cash used in operations primarily due to our net loss of $2,875,556 offset by stock issued for services of $192,500, stock issued for services - related parties of $1,735,000. Additionally, there was an increase of accounts receivable of $2,827, a decrease in prepaid and other of $183,879 and an increase in accounts payable and accrued expenses of $237,340. In 2022, we had a net loss of $2,908,683 offset by stock issued for services of $238,750, stock issued for services - related parties of $175,000, impairment of assets of $1,537,500, warrants issued for decrease in accounts payable and accrued expenses of $338,749.

2	In 2022 and 2021, we had no cash flows from investing activities.

3	In 2021, we had net cash provided from financing activities related to proceeds from the issuance of common stock for $543,751. In 2022, we received proceeds from the issuance of notes payable related parties of $122,163 offset by related payments of $105,163. We also received $224 from the exercise of warrants held by our Chief Executive Officer.

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Going Concern

As reflected in the accompanying financial statements,  for  the  year  ended December 31, 2022, the Company had:

Net loss from of $2,908,683; and

Net cash provided by operations of $8,866

Additionally, at December 31, 2022, the Company had:

Accumulated deficit of $7,404,052,

Stockholders’ equity of $21,999; and

Working capital of $21,999

The Company has cash on hand of $40,607 at December 31, 2022. The Company does not expect to generate sufficient revenues or positive cash flows from operations sufficiently to meet its current obligations. The Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the year ended December 31, 2023,
●	Seek out strategic acquisitions that will assist the Company with further developing its business plan; and
●	Explore partnership agreements for manufacturing and co-branding opportunities

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2024. Only in the event that we are deemed to be a large-accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2022 and 2021, we did not have any off-balance sheet arrangements within the meaning of Item 303 of Regulation S-K and did not have any commitments or contractual obligations.

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Emerging Growth Company

The federal securities laws contain provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. Additionally, we are in the process of evaluating the benefits of relying on other reduced reporting requirements available to emerging growth companies. Subject to certain conditions, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

DESCRIPTION OF BUSINESS

Overview

Life Science Holding Company (“LSHC” or the “Company”) is a Colorado corporation formed in May 2019. LSHC operates as a holding company focused on wellness solutions, including Custom Contract Manufacturing Services as well as white label stock formulas for CBD-based consumer packaged goods (CPG).

Business Description

Life Science Holding Company provides customers with the highest quality custom contract manufacturing, white label, and private label cannabinoid products. The Company’s diversified and robust supply chain offers total consistency, equipping businesses to scale vertically without a ceiling. LSHC works with each individual client to customize any product they want on shelves, while providing marketing support to optimize client success.

The company’s talented leadership sources, extracts, and innovates superior, custom formulations in collaboration with each client, offering expansive varieties of finished products with cannabinoid componentry.

The Company, its directors, consultants and affiliates constitute a unique and highly competent C-Level group possessing deep operational experience within rapid growth constructs in a broad range of industries, both in private and publicly-traded corporations. The Company relies on contract, part-time and consultant employees to maintain low overhead costs, but at any given time has substantially more than its one full-time-equivalent contributor. At the same time, two Company directors (each with substantial business and financial knowledge) are assisting the Company in corporate financing needs and evaluation of potential M&A targets. Further, the Company is currently actively recruiting and interviewing candidates for certain roles.

The diagram below provides an overview of our vision:

●	Manufacturing Solutions. Life Science Holding Company can support our clients with stock formulations as well as custom manufacturing solutions. We are targeting leading industry brands who are seeking a partnership and will support a long-term supply agreement.

●	Research-Driven Innovation. The Company is uniquely positioned to capitalize on fast-emerging scientific developments regarding various cannabinoids, and related areas – and through our research and external collaborations and partnerships, we intend to support our clients with a robust pipeline of innovation.

●	White Label and Private Label Offerings. The white label and private label business is where there is low hanging fruit and allows us to scale up achieving operational efficiencies

●	Comprehensive Regulatory Compliance. LSHC offers (through outside partners) FDA-registered and cGMP-certified CBD products and services to the thousands of hemp product formulators, brands and CPG/Retail companies that need GMP-compliant CBD or other minor cannabinoid extracts or finished goods so they can fulfill their product offerings and distribution channels.

●	Significant Room for Expansion. The Company hopes to in the future work to consolidate and expand current operations to a larger FDA-registered and cGMP-certified facility with significant logistical advantages and streamline the finishing process, which could increase product control and reduce costs for the Company’s customers.

The Company’s broad-based strategy is an acquisition -focused approach to build a custom contract manufacturing organization (CMO) providing premium services to Brands, mid to large scale Consumer Packaged Goods & Retail companies.

To achieve this goal, the Company is focused on growth through acquisitions, targeting businesses operating in sectors including: CBD, Contract Manufacturing organizations (“CMO”) focused on minor cannabinoid and hemp infused products; and ancillary CPG companies. The Company intends to focus such acquisition strategies on targets with production competencies in the top 10 of CBD and other nutraceutical-infused consumer products as defined by Brightfield Group (the premier research firm in this industry). The Company expects that its M&A strategy will be funded by further capital raises or potential partnerships, some of which have been preliminarily discussed with external parties.

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Acquisition Pipeline

The Company screens potential strategic acquisitions across product categories viewed by industry analysts to be in the top 10 best-selling consumer products and a history of certified and compliant operations.

Given the uncertainty of future federal, state and international regulations we are heavily focused on manufacturing sub-sector acquisition targets that maintain 100% dedication to premium quality, science-driven process consistency, sustainability, and transparency. Any particular target must implement and maintain a comprehensive and effective Quality Management System for assuring ongoing effectiveness through regular audits, review, and improvement.

We believe producing products through precise, cGMP-compliant, technologically advanced, and scientifically driven processes where commitment to producing the highest quality products and to complying with all applicable regulations and Good Manufacturing Practice guidelines is paramount.

The Company has identified potential strategic acquisitions with specific manufacturing quality and safety compliance certifications and licenses including FDA registered, EU and US cGMP compliance, Nutraceutical Dietary Supplement - 21 CFR Part 111, Food Products - (FSMA) 21 CFR Part 117, Topical Beauty Products - ISO 22716, Organic Products – USDA and OU Kosher.

Secondarily, we look for acquisition targets possessing a history of certified, compliant operations and manufacturing competencies with respect to the best-selling consumer product categories and modalities. These may include but not limited to: (i) tinctures, topicals, tablets, powders and gummies; (ii) topical personal care products; (iii) pet treats; and (iv) beverages and edibles.

Strategic Partnerships.

In October 2021 the Company entered into an exclusive manufacturing and co-branding agreement with the Military Order of the Purple Heart of the USA (“MOPH,” and such agreement the “MOPH Agreement”), a congressionally chartered, tax-exempt corporation. Pursuant to the MOPH Agreement, the Company’s role was to develop five SKU’s of CBD infused products and an E-Commerce website to sell these products to MOPH membership base and the general public. In Q2 of 2022 the E-Commerce website was launched and to date sales have been below our forecasts due to limited marketing. We plan to develop a robust marketing plan and align it with certain strategic partners to increase sales and exposure this year.

Under the MOPH Agreement certain provisions of the partnership include:

●	Five-year exclusive co-branding agreement covering tinctures, softgels, gummies, pain cream and pet treats

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●	80,000 active and auxiliary members

●	Drive purchases by communicating with members in bi-monthly digital magazine

●	Incentives to members if signing up for 6 or 12-month subscription

Specific contractual features of the MOPH Agreement include:

-	Term. 5-year initial term, subject to automatic renewal for successive 5-year terms unless either party provides written notice of termination 120 days prior to expiration.

○	The MOPH Agreement does not provide additional termination provisions, but is mutually understood by the parties to be subject to termination upon a breach of either parties’ responsibilities under the MOPH Agreement.
○	Upon termination of the MOPH Agreement, MOPH is responsible for repurchasing at wholesale cost from the Company all unsold merchandise.

-	Fees. Pursuant to the MOPH Agreement, the Company pays MOPH a licensing fee equal to 5% of the value of covered goods sold (i.e., products that use MOPH trademarks and branding).

-

Parties’ Responsibilities. Under the MOPH Agreement, the Company is responsible for certain product marketing, including development of a co-branded catalog (subject to MOPH review) and providing staffing for a merchandising store at the yearly MOPH National Convention. Under the MOPH Agreement, MOPH is responsible for taking all actions necessary to protect its intellectual property rights.

In addition to the MOPH, certain Company shareholders hold leadership roles in other chartered tax-exempt organizations, including the American Legion, Veterans of Foreign War, Vietnam Veterans Association., Disabled American Veterans, Marine Corp. League and Fraternal Order of Police which have a collective 42 million members in the aggregate. The Company hopes to leverage these relationships to achieve additional similar agreements in the future, including potential future partnerships to market our products to their membership bases which overlaps considerably with the Company’s potential addressable market and target audience.

Market & Opportunity Set

The Company views its market position as, at a high level, focused on the broader health and wellness space, which represents an approximately $5 trillion global market expected to grow to $7 trillion by 2030.3 Within the health and wellness market, the Company specializes in which it plans to specialize in products and sub-verticals focused on nutraceutical, nootropics, adaptogens, CBD and other cannabinoid-based infused products. The Company believes that these sub-segments of the broader health and wellness industry present opportunities resulting from a highly fragmented industry comprised largely of small operators who lack CGMP/FDA/ISO compliant facilities, notwithstanding that the CBD market subset is poised to grow to $47 billion by 2027.4 The opportunity is further reinforced by the market fragmentation as well as the following limitations we see as being faced by the existing players:

●	The majority operators are “mom-and-pop” facilities with small facilities and limited capital resources.

●	They are constrained by size, adequate financing and lack the capacity to scale production.

●	FDA, USDA and other agencies create expensive and cumbersome policies that limit smaller players.

●	Undercapitalization prevents small operators to comply with regulations and ability to scale

3 See Precedence Research, Health and Wellness Market Global Industry Analysis.

4 Grandview Research

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Market Growth Projections Overview5

Target Customers

In using our organized and targeted acquisition approach, we plan to secure proven existing customers base in many segments of the marketplace, including:

(1)	small independent retail CBD chains via white label

(2)	distributors that supply these independent CBD chains via white label or private label

(3)	contract manufacturing for CBD brands that are marketed in the small independent chains

(4)	private label for mass market and natural/specialty retail chains

(5)	CBD brands that are distributed through the natural/specialty retail channel via contract manufacturing

(6)	Leading CBD brands currently marketed in mass market retail chains by offering contract manufacturing services, and

(7)	E-commerce CBD brands via contract manufacturing or private label.

(8)	Large International corporations and brands.

5 Based on data from Brightfield Group research.

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Additionally, we feel uniquely positioned to target brands in segments of the market that have virtually no manufacturing and packaging capabilities by leveraging the Company’s unique manufacturing and supply chain partnerships and capabilities. We expect to provide custom contract manufacturing to such segments including:

(1)	sports nutrition brands
(2)	Multi-Level Marketing (MLM) companies and brands
(3)	brands for the pet market.

It is important to note that sales cycles for contract manufacturing customers tend to be long term and complex. That is why Management will focus on private label and white label programs in the near term, while concurrently pursuing the contract manufacturing partners. While these sales cycles can be long and complex, we believe they are more secure, as the partnership tends to be more long term and strategic and generally include seasoned development and supply agreements.

Facilities & Manufacturing Capability

The Company historically has manufactured in small batches through its previously-employed Chief Science Officer’s cGMP certified facility or occasionally through strategic manufacturing partners when the Company internally did not have specific product capabilities. The Company’s internal and third-party partner capabilities include:

●	Partner-owned strategic large-scale manufacturing and processing facilities located in Colorado.

●	Ready-to-market CBD finished products

●	Wholesale bulk Ingredient manufacturing through strategic partners

●	Regulatory Compliance FDA, CGMP, ISO

●	Third Party Logistics (3PL) capabilities

At present, the Company does not have its own operational manufacturing facility. The Company has (and expects to have in the future) adequate inventory put up as “bright stock”. When the need arises for additional inventory, the Company has the ability to outsource with trusted strategic partners to provide additional products.

Product Offerings

The Company currently offers the following products (both directly and through certain partnerships), in strategically selected product categories (which were selected based on historical and projected marketing data to ensure sustainable competitive advantage), including:

●	Softgel Capsules

●	Tinctures

●	Beverages

●	Candies & Gummies

●	Sport & Pain Salves

●	Beauty & Skin Care

●	Massage & Body Oils

●	Pet Treats

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In addition, we offer comprehensive white and private label programs, including:

●	Quality formulations

●	Broad range of Products

●	Sales and Marketing Expertise

●	Turnkey Programs

●	Quality market research

●	Program Financing Options

●	Competitive minimum order quantities (MOQ)

Areas of Opportunity

Management is optimistic and confident of the Company’s future. Challenging market conditions have reduced competition, removing weaker operators and bad actors, and clearing room for success of companies with regulatory compliant operations, strong leadership and robust strategic planning that are able to adapt to this changing market. Specific areas of opportunity are detailed below, and include: (i) the health and wellness sector; (ii) conditions-specific products; (iii) the pharmaceuticals sector; and (iv) CBD pet products.

Health And Wellness Sector

The broad-based opportunity set for the Company can be defined within the health and wellness space, which represents an approximately $5 trillion global market expected to grow to $7 trillion by 2030.6 According to McKinsey research, which surveyed 7,500 consumers in six countries, 79 percent of the respondents said they believe that wellness is important, and 42 percent consider it a top priority.

Within the health and wellness market, the Company specializes in products and sub-verticals focused on nutraceutical, nootropics, adaptogens, CBD and other cannabinoid-based infused products. The Company believes that these sub-segments of the broader health and wellness industry present opportunities due to high industry fragmentation, with the space comprised largely of small operators who lack CGMP/FDA/ISO compliant facilities, notwithstanding that the CBD market subset is poised to grow to $47 billion by 2027.7

Condition-Specific Products

Management has recognized an emerging trend in the marketplace for CBD combination products that target specific conditions. CBD is being combined with other ingredients, typically botanicals, that target conditions like: sleep, mood/depression, pain, muscle recovery and immune support. Management has extensive experience in the nutritional supplement space, that we expect to allow us to rapidly capitalize on this emerging trend with our client partners.

That being said, it is important to note that CBD cannot be added to food or marketed as a dietary supplement, as the FDA could not conclude based on available data that CBD is “generally recognized as safe” for use in human or animal food, and the impact of such letter on the company’s operations.8

Pharmaceutical Sector

Cannabidiol derived from hemp is anticipated to witness rapid growth owing to increasing demand from the pharmaceutical sector and rising awareness among consumers regarding health. Increasing consumer disposable income along with the legalization of medicinal cannabis is anticipated to have a continual positive impact on the demand for cannabidiol in the pharmaceutical sector.

Furthermore, the use of hemp-derived CBD is increasing rapidly owing to its anti-inflammatory, anti-aging, and antioxidant properties. Various industries such as pharmaceuticals, personal care and cosmetics, nutraceuticals, and food and beverages are developing CBD-derived products for health and wellness purposes. Therefore, the above-mentioned factors would be responsible for this segment’s fastest growth rate over the forecast period. Credit to Grand View Research.

6 See Precedence Research, Health and Wellness Market Global Industry Analysis.

7 Grandview Research

8 https://www.fda.gov/news-events/press-announcements/fda-concludes-existing-regulatory-frameworks-foods-and-supplements-are-not-appropriate-cannabidiol

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CBD Pet Products

According to the Brightfield Group, the pet CBD product market racked up sales of $426 million in 2020. The same study projects $1.1 billion for the market by 2025. Millennials represent 53% of pet CBD consumers, and, 46% of pet CBD consumers are city dwellers while 30% live in the suburbs. Further, pet CBD consumers are reportedly more sophisticated than they were in 2020. As the CBD industry continues to evolve and expand, consumers are becoming educated faster on brands and products, said the report. The study found that 73% of consumers who buy pet CBD also use CBD themselves.

The Company believes the pet market to be very attractive and potentially a significant growth area both organically and through acquisition in respect of areas including pain management and joint health along with general well-being due to CBD’s oftentimes calming effect on pets. While millennials represent a significant portion of pet owners, the Company is also particularly interested in targeting elderly and senior pet owners who may have greater financial means to spend on pet-related purchases.

Competitive Advantages:

Our competitive advantages include the LSHC leadership, product pipeline, client relationships and developing intellectual property.

COMPETITION

The Company’s market sector remains relatively crowded (notwithstanding some lessening of competition following the Covid-19 pandemic), and highly-fragmented due to predominance of smaller operators with often-times sub-scale non-FDA/cGMP/ISO-compliant facilities. Due to the prevalence of small private companies, reliable high-quality empirical data on market structure and competitive dynamics is difficult to obtain.

One of our competitive advantages is the proven ability to consistently operate within FDA/cGMP/ISO compliance. Furthermore, our unique business model positions LSHC to effectively and efficiently scale its operations to meet demand from larger customers, including large national and global consumer product brands increasingly interested in the CBD and related sectors.

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Intellectual Property

In April 2021, the Company filed for a Trademark application for the following “MARK”:

●	MIND + BODY + SOUL MEDICINALS (Standard Characters, see mark).

The literal element of the mark consists of MIND + BODY + SOUL MEDICINALS. The mark consists of standard characters, without claim to any particular font style, size, or color. The description provided for the MIND + BODY + SOUL MEDICINALS mark is Dietary supplements for human beings and animals.

On January 11, 2022 we published Official USPTO Notice of Publication in the Trademark Official Gazette (TMOG) for any party who believes it will be damaged by the registration of the mark to file a notice of opposition with the Trademark Trial and Appeal Board. To date no objection has been filed. We received a Notice of allowance on March 8,2023.

Challenges & Risks

The Company’s business plan and strategic model is exposed to a number of regulatory, business and operational challenges, including:

1.	Uncertain and Complex Regulatory Environment. The health and wellness consumer packaged goods (CPG) sector, and particularly nutraceutical, nootropics, adaptogens, CBD and other cannabinoid-based infused products, is subject to a complex regulatory environment at both the state and federal levels. Changes to legislation or regulation policy could materially impact the Company’s strategy and are outside of the Company’s control.
2.	History of Operating Losses. The Company has a history of operating losses which limits its ability to fund acquisitions and operations from retained capital. At the same time, the Company’s history of losses and limited financial capabilities may make it harder to obtain financing in the future.
3.	Our Business Model Carries Significant Execution Risks. Our contemplated business model is highly dependent on acquisitions and substantial transactions. This strategy entrails significant execution risk, including with respect to identifying targets, consummating transactions on favorable terms and subsequently integrating such acquired businesses.

Government Regulation

The Company is subject to a number of overlapping regulatory frameworks applicable at both the federal, state and local levels. Such applicable law, regulation and legislation are subject to change and could change in ways that adversely affect our business, and could limit future opportunities.

The Company’s current business largely focuses on direct-to-consumer sales via its e-commerce websites, MOPH and certain additional partnerships and distribution channels. Thus, at present, the primary regulatory framework to which we are subject is the FDA’s Farm Bill, which is applicable to certain CBD-based products. The Company is also subject to regulation at the state levels, concerning both product labeling matters, consumer protection and additional regulatory considerations. Such states include (but are not limited to): Colorado, California, Arizona, Georgia and New York. The Company may need to comply with a wider range of state-level legal considerations if its business expands or changes in the future.

At the federal level, a certain amount of uncertainty exists regarding industry regulation and the applicable legal frameworks. In January, 2023, the FDA the published its determination that a new regulatory pathway for CBD was needed to balance “individuals’ desire for access to CBD products with the regulatory oversight needed to manage risks.” The FDA announced its intention to work with Congress on establishing such a framework. Future regulatory changes at the federal level, as well as the state levels, could materially and adversely impact the Company.

Furthermore, due to the Company’s acquisition-focused business strategy, the nature of its business and operations may evolve in a manner that could subject it to additional regulatory considerations at the state and federal levels, as well as potentially in other jurisdictions if the Company pursues international expansion or acquires assets or businesses with international operations. The Company closely monitors existing and evolving regulatory trends and actively optimizes its strategy in light of such considerations. However there can be no guarantee that the Company will be successful in doing so.

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Employees

As of June 9, 2023, the Company had one (1) full-time employee and no part-time employees. None of our employees are represented by a collective bargaining agreement. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTY

Our principal executive office is located 12900 Stroh Ranch Place, Suite 200-F, Parker, CO 80134. The property is currently being rented on a month-to-month basis at a rate of $500 per month. We do not own any real estate.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on business, financial condition or operating results.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

There is no public market for our common stock. Although our common stock is not currently listed on a public exchange, we may seek to obtain a listing on the OTCQB when the registration statement of which this prospectus forms a part is declared effective by the SEC. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In the event we are successful in our attempts to have a market maker quote our stock on the OTCQB, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

Our common stock may never be quoted on the OTCQB, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

As of the date of this prospectus, there were 67 stockholders of record of our Common Stock.

As of the date of this prospectus, 2,737,955 shares of our common stock were subject to the Warrants to purchase our common stock at a price of $0.0001/share.

Holders of Record

As of June 9, 2023 we had 67 holders of record of our Common Stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until the earlier of his resignation or removal. Information on our Board of Directors and executive officers is included below. Our executive officers are appointed annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION	DATE FIRST ELECTED OR APPOINTED

Donald Mack		Founder and Chief Executive Officer, and Director	05/06/2019

Chris Myklebust		Director, Advisor, Consultant	03/2022

Zachary Hansen		Director, Advisor, Consultant	01/2023

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Donald Mack, Chief Executive Officer and Chair of the Board

Mr. Don Mack founded Life Science Holding Company in 2019 and currently services and CEO and Chairman of the Company, leading an expanding high-quality, scalable white label CBD manufacturing business. Mr. Mack is an accomplished senior-level executive with 38 years of experience in diverse startup-rapid growth environments, public companies and the capital markets. He has served as CEO of four public companies with two successful liquidity events.

Mr. Mack has cannabis, CBD and nutraceutical sector-specific expertise, as well as a distinguished career and track-record in respect of associated areas important for the Company’s success, including marketing, branding, business development, food and beverage products and media. This combination of experience and substantive background positions Mr. Mack to serve as an effective Director and executive for the Company.

Previously, Mr. Mack served as CEO and Chairman of Accelera Innovations, Inc.9 and prior to that in 2019 he consulted to a Colorado-based cannabis firm, Covalent Collective. From 2014 through 2018 Mr. Mack was employed in the PV solar and energy storage industry where he served as VP of Corporate Finance and Corporate Development for a Denver-based PV solar company and an outside consultant to several other PV solar integrators. From 2002 to 2012, Mr. Mack was the Chief Executive Officer of Destiny Media Corp. which ultimately merged with DMC Beverage Corp. (d/b/a Cooljuice© Beverage Corp.) where he also served as Chief Executive Officer and Director from December 2012 to 2014. From 2003 through 2009, he managed and owned a mortgage bank branch for a Federally Chartered bank and held a position as a loan modification officer for Loan Modification Solutions & US Loan Modifications. Mr. Mack founded Life Science Holding Company in 2019 and now. Mr. Mack attended Red Rocks Community College in Colorado in 1982 with a focus on Solar Engineering and from Marin Community College in 2010-2011 with a focus on Real Estate.

9 Accelera Innovations, Inc is a largely-defunct public company with no residual activity. Mr. Mack formally remains the majority shareholder, CEO and Chairman; however, he does not perform any services or duties for the entity due to its currently defunct condition.

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Chris Myklebust, Director and Advisor

Mr. Chris Myklebust currently serves as the Chief Transformation Officer for Canvas Credit Union, a financial institution, where he has worked since October 2019. Mr. Myklebust leverages his financial and accounting skill sets to assist and advise the Company with various aspects of business strategy, market research and financial due diligence with respect to commercial opportunities and prospective acquisition targets. This combination of experience and substantive background positions Mr. Myklebust to serve as an effective Director of and advisor to the Company.

Prior to Canvas Credit Union, in November 2017, Mr. Myklebust founded Tempest Global, Inc., a consulting company that provides services in the areas of financial and banking services. He served the State of Colorado from 2006 through 2019 in various roles that included Commissioner of Financial Services, Bank Commissioner, Securities Commissioner, and Deputy Executive Director of the Department of Regulatory Agencies. During his career he tackled challenges and worked to develop banking solutions for the fledgling cannabis industry, co-authoring legislation and advocating for access to the existing financial system for the legal cannabis industry. He holds degrees in Business Management from Regis University and Electronics Engineering from ITT Technical Institute, and has over 25 years working in the securities, banking, and the technology industries.

Zachary Hansen, Director and Adviser

Mr. Zachary Hansen is the Founder and President of Power Hour Ventures, a financial advisory firm which he founded in March 2021. Mr. Hansen has extensive experience and expertise in finance, structuring investments and strategy, which he leverages to advise the Company the Company with various aspects of business strategy, market research and financial due diligence with respect to commercial opportunities and prospective acquisition targets. This combination of experience and substantive background positions Mr. Hansen to serve as an effective Director of and advisor to the Company.

Mr. Hansen was a Fed Ex Ground Contractor, Owner & operator with fifty plus employees from March 2021 through January 2023. From June 2015 to August 2020, Mr. Hansen was a Financial Advisor with UBS. From October 2013 to June 2015, Mr. Hansen was a Regional Vice President for Universal Financial Consultants, a broker general agency. From June 2008 to October 2013, Mr. Hansen was a Senior Hybrid Internal/External Wholesaler of Variable Annuities. Mr. Hansen has a passion for educating and empowering people from across the glove to make the smart, informed decisions. He has extensive experience in the world of finance, sales and relationship management. Mr. Hansen has additional experience guiding startups with regarding to company organization and providing avenues to address critical needs such as capital, legal and tax support.

Family Relationships

There are no family relationships among our Directors or Executive Officers.

Involvement in Certain Legal Proceedings

Except as described above, none of our directors or executive officers has been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has determined that no director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Board of Directors and Corporate Governance

Our Board of Directors consists of three members: Donald Mack, Chris Myklebust and Zachary Hansen.

Board Independence

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board of Directors be independent. However, the Board of Directors has made a determination as to which of its members are independent. In evaluating the independence of its members and the composition of the committees of the Board of Directors, the Board utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

The Board of Directors expects to continue to evaluate whether and to what extent the members of the Board are independent. The Company intends to appoint persons to the Board who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company expects that a majority of its directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Two of our current directors, Chris Myklebust and Zachary Hansen are “independent” directors as that term is defined by the listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards for audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal years ended December 31, 2022 and 2021 to all individuals that served as our principal executive officers.

The particulars of the compensation paid to the following persons:

●	our principal executive officer;

●	our principal financial officer;

●	each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2022 and 2021; and

●	up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2022 and 2021,

Summary Compensation Table 6

Name & Principal Position	Fiscal Year ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Don Mack, Chief Executive Officer and Director	2021	$63,000		$1,325,000

Don Mack, Chief Executive Officer and Director	2022	$0		$37,500

Mr. Don Mack has not received cash compensation from the Company since approximately December 2021 and does not anticipate receiving any cash compensation for the remainder of the year 2023. In approximately May 2022, the Company’s officers and directors agreed to convert any deferred compensation to warrants convertible to shares of Common Stock of the Company.

Outstanding Equity Awards at December 31, 2022

None.10

Director Compensation

Employment Agreements

The Company is party to an employment agreement, dated May 6, 2019 and amended March 21, 2023, with Donald Mack (“Mack” or the “CEO”), who serves as the CEO of the Company (the “Mack Employment Agreement”). The Mack Employment Agreement provides for a five (5) year term, ending on April 30, 2024, unless extended subject to mutual consent of Mr. Mack and the Company.

Pursuant to the Mack Employment Agreement, a portion of the CEO’s annual salary may be held back and accrued until the Company reaches either of two milestones: (i) the Company has raised $3,000,000 or (ii) the Corporations’ gross monthly revenues meet or exceeding two hundred and fifty thousand dollars for a period of two (2) consecutive months (the “Mack Compensation Milestones”). Neither Mack Compensation Milestone has been reached as of March 2023. The Mack employment Agreement provides for an annual salary of $210,000 annually, set to increase to $249,000 annually on May 1, 2023 (and at all times subject to holdback described above), as well as certain equity and option-based additional compensation, some of which are subject to the Company meeting certain performance-based milestones.

6 CEO Compensation is subject to addendum memorializing renegotiation of employment agreement. Figures herein subject to change accordingly.

10 Beginning in January 2023, Chris Myklebust and Zachary Hansen, both directors of the Company, began to vest shares of Common Stock pursuant to respective 1-year contracts, at a rate of 20,000 shares per month, for total compensation of 240,000 shares of Common Stock.

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The Mack Employment Agreement is currently subject to ongoing discussions and a corresponding addendum to the Mack Employment Agreement which will be memorialized as the Mack Amended Employment Agreement.

The Company is not currently party to any employment agreements except for the Mack Employment Agreement (which is currently being renegotiated).

Consultant Agreements

The Company is party to two consultant advisory agreements, with Chris Myklebust (the “Myklebust Agreement”) and Zachary Hansen (the “Hansen Agreement”).

Pursuant to the Myklebust Agreement, Chris Myklebust will serve as a member of the board of directors of the Company for a period of twelve (12) months commencing on January 29, 2023, subject to extension at the mutual agreement of the parties. The Myklebust Agreement provides compensation of 240,000 shares of common stock, vesting at a rate of 20,000 shares per month.

Pursuant to the Hansen Agreement, Zachary Hansen will serve as a member of the board of directors of the Company for a period of twelve (12) months commencing on January 29, 2023, subject to extension at the mutual agreement of the parties. The Hansen Agreement provides compensation of 240,000 shares of common stock, vesting at a rate of 20,000 shares per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, our only outstanding class of voting stock, known by us as of June 6, 2023, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Unless otherwise noted, the address of each person below is c/o Life Science Holding Company, 12900 Stroh Ranch Place, Suite 200-F, Parker, CO 80313.

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Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Greater than 5% Beneficial Owners
Donald Mack, CEO and Director	39,245,750 shares of Common Stock	54.64%
Chris Myklebust, Director	450,000 shares of Common Stock	0.63%

Zachary Hansen, Director	60,000 Shares of Common Stock	0.084%

All directors and executive officers as a group (3 persons)		55.27%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). For this purpose, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) the power to vote, or to direct the voting of, such security and/or (b) the power to dispose, or to direct the disposition of, such security. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 6, 2023, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentages based upon 71,830,939 shares of common stock outstanding as of June 9, 2023.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions Involving the Company and/or the Company’s Stockholders

During the last fiscal year ending December 31, 2022, the Company received proceeds from certain notes payable provided by Donald Mack, Chief Executive Officer of the Company, with such notes payable totaling an aggregate principal amount of $108,674.11

The Company also repaid a prior obligation owed to Mr. Donald Mack, totaling $91,674 and converted $17,000 of debt and related accrued interest of $2,444 for a total of $19,444 into 19,443,750 shares of common stock.

The Company has not engaged in other transactions with “related parties,” as such term is used and defined in Item 404 of Regulation S-K, for amounts exceeding $120,000 during the prior fiscal year, and the Company has no plans to engage in transactions with related parties in the future at this time.

Please see company financials attached herein for disclosure and discussion of certain transactions below the $120,000 threshold in Item 404 of Regulation S-K.

Debt

During 2022, the Company received proceeds from notes payable of $108,674 from Donald Mack, Chief Executive Officer. The Company also repaid $91,674 and converted $17,000 of debt and related accrued interest of $2,444 for a total of $19,444 into 19,443,750 shares of common stock.

During 2022, the Company received proceeds from notes payable of $5,000 from Chris Myklebust, a member of the Board Directors. The Company repaid the $5,000 as well as accrued interest of $683, for a total repayment of $5,683.

During 2022, the Company received proceeds from notes payable of $8,489 from Roy Foreman, a former member of the Board Directors. The Company repaid the $8,489 as well as accrued interest of $1,066, for a total repayment of $9,555.

11 Though this transaction is below the $120,000 threshold provided in Item 404 of Regulation S-K, the Company is choosing to nonetheless disclose it herein.

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Equity Transactions

During 2022, the Company issued stock to the following related parties:

Services

Donald Mack, Chief Executive Officer – 150,000 shares for services rendered, having a fair value of $37,500 ($0.25/share), based upon recent cash offerings to third parties.

Chris Myklebust, Board of Directors (member) – 270,000 shares for services rendered, having a fair value of $67,500 ($0.25/share), based upon recent cash offerings to third parties.

John Kelly, Chief Marketing Officer– 280,000 shares for services rendered, having a fair value of $70,000 ($0.25/share), based upon recent cash offerings to third parties.

Warrants

The Company granted 2,237,000, fully vested, one (1) year warrants to Donald Mack, Chief Executive Officer, for services rendered. The warrants were exercisable at $0.0001/share.

The Company granted 1,300,000, fully vested, one (1) year warrants to Dana Shierstone, former Chief Science Officer, for services rendered. The warrants were exercisable at $0.0001/share.

The Company granted 1,192,955, fully vested, one (1) year warrants to John Kelly, former Chief Marketing Officer, for services rendered. The warrants were exercisable at $0.0001/share.

The Company granted 245,000, fully vested, one (1) year warrants to Joseph Kautzman, former Chief Operating Officer, for services rendered. The warrants were exercisable at $0.0001/share.

Exercise of Warrants

The Company’s Chief Executive Officer exercised 2,237,000 warrants in exchange for 2,237,000 shares of common stock for $224.

Gifted Shares

The Company’s Chief Executive Officer, Donald Mack, gifted 1,600,000 shares of common stock to other individuals.

Employment Agreement

The Company is party to an employment agreement, dated May 6, 2019 and amended March 21, 2023, with Donald Mack (“Mack” or the “CEO”), who serves as the CEO of the Company (the “Mack Employment Agreement”)The Mack Employment Agreement provides for a five (5) year term, ending on April 30, 2024, unless extended subject to mutual consent of Mr. Mack and the Company.

Pursuant to the Mack Employment Agreement, a portion of the CEO’s annual salary may be held back and accrued until the Company reaches either of two milestones: (i) the Company has raised $3,000,000 or (ii) the Corporations’ gross monthly revenues meet or exceeding two hundred and fifty thousand dollars for a period of two (2) consecutive months (the “Mack Compensation Milestones”). Neither Mack Compensation Milestone has been reached as of March 2023. The Mack employment Agreement provides for an annual salary of $210,000 annually, set to increase to $249,000 annually on May 1, 2023 (and at all times subject to holdback described above), as well as certain equity and option-based additional compensation, some of which are subject to the Company meeting certain performance-based milestones.

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The Mack Employment Agreement is currently subject to ongoing discussions and a corresponding addendum to the Mack Employment Agreement which will be memorialized as the Mack Amended Employment Agreement.

The Company is not currently party to any employment agreements except for the Mack Employment Agreement.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Colorado Revised Statutes and the Colorado Business Corporation Act (the “CBCA”) limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

Section 7-109-102(1) of the Colorado Business Corporation Act (the “CBCA”) permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Our Bylaws further provide that to the full extent permitted by the General Corporation Law of the State of Colorado, the Company may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of any person who is or was a Director, advisory Director, officer, employee, or agent of the Company, or of any entity a majority of the voting stock of which is owned by the Corporation, or who is or was serving at the request of the Company as a Director, advisory Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status as such, whether or not the Corporation would have the power or would be required to indemnify such person against such liability under the provisions of the Bylaws, Certificate of Incorporation or of the General Corporation Law of the State of Colorado.

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DESCRIPTION OF SECURITIES

General

We have authorized capital stock consisting of 1,000,000,000 shares of Common Stock and 100,000,000 shares of Series A, Redeemable Preferred Stock. As of June 9, 2023, we have 71,830,939 shares of Common Stock issued and outstanding and 4,000,000 shares of ‘Series A Stated Value Redeemable 3% Convertible Preferred Stock’ authorized but unissued (the “Series A Preferred”).

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than the 4,000,000 shares of Series A Preferred stock designated, with no shares issued or outstanding, nor is the issuance of such preferred stock contemplated by us. We do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

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Stock Warrants

The Company granted 4,974,955 warrants during the year ended December 31, 2022 for services rendered to its Chief Executive Officer and other former officers and directors. All warrants vested immediately and expire in July 2023.

During the year ended December 31, 2022, the Chief Executive Officer exercised 2,237,000 warrants for 2,237,000 shares of common stock in exchange for $224 ($0.0001/share).

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer. The transfer agent’s address is 1859 Whitney Mesa Dr, Henderson, NV 89014 and its telephone number is (702) 818-5898.

Anti-Takeover Effects of Provisions of Colorado State Law

Provisions of the Colorado Revised Statutes, our articles of incorporation, as amended, and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. Such provisions include:

Blank Check Preferred Stock. Our articles of incorporation permit our Board to issue Preferred Stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our Preferred Stock could delay or prevent a change of control of our Company.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

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Selling shareholders are offering up to 6,678,189 shares of common stock. The selling shareholders may offer their shares at $0.50 per share until our shares are reported on the OTCQB or quoted on an exchange, if any, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling security holders.

The securities offered by this prospectus will be sold by the selling shareholders from time to time, in one or more transactions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling shareholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling shareholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time on a continuous basis.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTCQB Considerations

Management has not made a decision to seek quotation on the OTCQB at this time and there is no guarantee that quotation will be sought. To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTCQB.

52

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by McCarter & English LLP, New York, New York.

EXPERTS

The audited financial statements appearing in this prospectus and registration statement for the years ended December 31, 2021 and 2022 and for each of the years in the two year period ended December 31, 2022, have been audited by BF Borges CPA PC, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this Offering, we make reference to the registration statement. You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10:00 AM to 3:00 PM. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

53

Life Science Holding Company

54

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Life Science Holding Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Life Science Holding Company as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCOAB ID 5041)

We have served as the Company’s auditor since 2022

Lakewood, CO

April 17, 2023

F-1

Life Science Holding Company

Balance Sheets

	December 31, 2022	December 31, 2021

Assets

Current Assets
Cash	$40,607	$14,517
Accounts receivable	-	2,827
Prepaids and other	1,100	60,065
Total Current Assets	41,707	77,409

Total Assets	$41,707	$77,409

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$19,708	$365,701
Total Current Liabilities	19,708	365,701

Stockholders’ Equity (Deficit)
Series A, Redeemable Convertible Preferred stock - $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding, respectively	-	-
Common stock - $0.0001 par value, 1,000,000,000 shares authorized 71,330,939 and 41,825,989 shares issued and outstanding, respectively	7,133	4,183
Additional paid-in capital	7,418,918	4,202,894
Accumulated deficit	(7,404,052)	(4,495,369)
Total Stockholders’ Equity (Deficit)	21,999	(288,292)

Total Liabilities and Stockholders’ Equity (Deficit)	$41,707	$77,409

The accompanying notes are an integral part of these financial statements

F-2

Life Science Holding Company

Statements of Operations

	For the Year Ended December 31,
	2022	2021

Sales	$16,223	$12,947

Cost of sales	14,000	23,335

Gross profit (loss)	2,223	(10,388)

Operating expenses
General and administrative expenses	1,811,303	2,863,455
Impairment of assets	1,537,500	-
Total operating expenses	3,348,803	2,863,455

Loss from operations	(3,346,580)	(2,873,843)

Other income (expense)
Interest expense	(9,848)	(1,713)
Other income - related parties	362,745	-
Other income	85,000	-
Total other income (expense) - net	437,897	(1,713)

Net loss	$(2,908,683)	$(2,875,556)

Loss per share - basic and diluted	$(0.06)	$(0.08)

Weighted average number of shares - basic and diluted	49,603,508	37,598,206

The accompanying notes are an integral part of these financial statements

F-3

Life Science Holding Company

Statement of Changes in Stockholders’ Equity (Deficit)

For the Year Ended December 31, 2022

	Sereies A, Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

December 31, 2021	-	$-	41,825,989	$4,183	$4,202,894	$(4,495,369)	$(288,292)

Stock issued for services ($0.25/share)	-	-	955,000	95	238,655	-	238,750

Stock issued for services - related parties ($0.25/share)	-	-	700,000	70	174,930	-	175,000

Stock issued to settle accounts payable ($0.25/share)	-	-	19,200	2	4,798	-	4,800

Stock issued for assets ($0.25/share)	-	-	6,150,000	615	1,536,885	-	1,537,500

Exercise of warrants - related party ($0.0001/share)	-	-	2,237,000	224	-	-	224

Warrants issued for services - related parties	-	-	-	-	1,243,256	-	1,243,256

Conversion of debt into common stock - related party ($0.0001/share)	-	-	19,443,750	1,944	17,500	-	19,444

Net loss	-	-	-	-	-	(2,908,683)	(2,908,683)

December 31, 2022	-	$-	71,330,939	$7,133	$7,418,918	$(7,404,052)	$21,999

The accompanying notes are an integral part of these financial statements

F-4

Life Science Holding Company

Statement of Changes in Stockholders’ Equity (Deficit)

For the Year Ended December 31, 2021

	Sereies A, Redeemable Convertible		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

December 31, 2020	-	$-	32,262,468	$3,226	$1,705,470	$(1,619,813)	$88,883

Stock issued for cash ($0.25/share)	-	-	2,175,000	218	543,533	-	543,751

Stock issued for services ($0.25/share)	-	-	770,000	77	192,423	-	192,500

Stock issued for services - related parties ($0.25/share)	-	-	6,940,000	694	1,734,306	-	1,735,000

Conversion of debt into common stock ($0.25/share)	-	-	108,521	11	27,119	-	27,130

Cancellation of shares ($0.0001/share)	-	-	(430,000)	(43)	43	-	-

Net loss	-	-	-	-	-	(2,875,556)	(2,875,556)

December 31, 2021	-	$-	41,825,989	$4,183	$4,202,894	$(4,495,369)	$(288,292)

The accompanying notes are an integral part of these financial statements

F-5

Life Science Holding Company

Statements of Cash Flows

	For the Years Ended December 31,
	2022	2021

Operating activities
Net loss	$(2,908,683)	$(2,875,556)
Adjustments to reconcile net loss to net cash provided by (used in) operations
Stock issued for services	238,750	192,500
Stock issued for services - related parties	175,000	1,735,000
Impairment of assets	1,537,500	-
Warrants issued for services - related parties	1,243,256	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	2,827	(2,827)
Prepaids and other	58,965	183,879
Increase (decrease) in
Accounts payable and accrued expenses	(338,749)	237,340
Net cash provided by (used in) operating activities	8,866	(529,664)

Financing investing
Proceeds from stock issued for cash	-	543,751
Proceeds from issuance of notes payable - related parties	122,163	-
Repayments of notes payable - related parties	(105,163)	-
Proceeds from exercise of warrants - related party	224	-
Net cash provided by financing activities	17,224	543,751

Net increase in cash	26,090	14,087

Cash - beginning of year	14,517	430

Cash - end of year	$40,607	$14,517

Supplemental disclosure of cash flow information
Cash paid for interest	$7,174	$-
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Stock issued to settle accounts payable	$4,800	$-
Conversion of debt into common stock - related party	$19,444	$27,130
Cancellation of common stock	$-	$43
Stock issued for assets	$1,537,500	$-

The accompanying notes are an integral part of these financial statements

F-6

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Life Science Holding Company (collectively, “we,” “us,” “our” or the “Company”), a Colorado Corporation (incorporated 2019), provides custom formulation manufacturing services, “private label” and “white label” nutraceutical wellness products as well as other consumer products derived from industrial hemp. Our customers include both small to medium size hemp manufacturing companies and direct to consumer (DTC) products through our e-commerce website. We have manufacturing capabilities for human and pet consumption products such as creams, lotions, oils, tinctures, soft gels, gummies and hard and soft pet treats. We believe we can capitalize on disruptive niches within the burgeoning nutraceutical and industrial hemp/CBD industry.

Impact of COVID-19

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, distribution centers, or logistics and other service providers.

In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for products and services and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly.

To date, we have been negatively impacted by the pandemic and have had challenges in raising sufficient capital to sustain business operations. We have had to reduce our staff on multiple occasions in response to our lack of sales and increasing costs.

The extent to which COVID19 may further impact the Company’s business, results of operations, financial condition and cash flows will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations.

F-7

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the year ended December 31, 2022, the Company had:

●	Net loss of $2,908,683; and
●	Net cash provided by operations was $8,866

Additionally, at December 31, 2022, the Company had:

●	Accumulated deficit of $7,404,052
●	Stockholders’ equity of $21,999; and
●	Working capital of $21,999

The Company has cash on hand of $40,607 at December 31, 2022. The Company does not expect to generate sufficient revenues or positive cash flows from operations sufficiently to meet its current obligations. The Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the year ended December 31, 2023,
●	Seek out strategic acquisitions that will assist the Company with further developing its business plan; and
●	Explore partnership agreements for manufacturing and co-branding opportunities.

F-8

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Note 2 - Summary of Significant Accounting Policies

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment. The Company manages its business on the basis of one operating and reportable segment and derives revenues from selling its products. The Company’s long-lived assets are located in the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the years ended December 31, 2022 and 2021 include valuation of stock-based compensation, uncertain tax positions, and the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

F-9

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 - Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 - Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 - Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses, are carried at historical cost. At December 31, 2022 and 2021, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

F-10

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2022 and 2021, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At December 31, 2022 and 2021, the Company did not have any cash in excess of the insured FDIC limit.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

Allowance for doubtful accounts was $0 and $0 at December 31, 2022 and 2021, respectively.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

For the years ended December 31, 2022 and 2021, the Company recorded bad debt expense of $0 and $0, respectively.

F-11

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Inventory

Inventory consists of finished goods and is stated at the lower of cost or net realizable value.

Cost is determined using the first-in, first-out (FIFO) method of inventory valuation.

Management assesses the recoverability and establishes reserves of the various inventory components on a quarterly basis and is based on the estimated net realizable values of respective finished inventory.

Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages.

Inventory at December 31, 2022 and 2021 was $0 and $0, respectively.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Property and Equipment

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

F-12

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of December 31, 2022 and 2021, which consist of bridge shares, convertible notes payable and certain warrants (excluding those for compensation) and has determined that such instruments qualify for treatment as derivative liabilities as they meet the criteria for liability classification under ASC 815.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as change in fair value of derivative liabilities. The Company uses a Monte Carlo Simulation Model (“MCSM”) to determine the fair value of these instruments.

Upon conversion or repayment of a debt or equity instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt and warrants), the Company records the shares of common stock at fair value, relieves all related debt, derivative liabilities, and debt discounts, and recognizes a net gain or loss on debt extinguishment. In connection with the debt extinguishment, the Company typically records an increase to additional paid-in capital for any remaining liability balance.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Original Issue Discount (“OID”)

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Statements of Operations.

F-13

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.

If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

At December 31, 2022 and 2021, no such contingencies existed or required an adjustment to the accompanying financial statements.

Revenue Recognition

The Company recognizes revenue according to ASC 606, Revenue from Contracts with Customers. When the customer obtains control over the promised goods or services, the Company records revenue in the amount of consideration that can be expected to be received in exchange for those goods and services.

During the years ended December 31, 2022 and 2021, respectively, the Company primarily recognized revenues from the sale of CBD products.

The Company determines revenue recognition based upon the following five (5) criteria:

Step 1	Identification of the contract with the customer
Step 2	Identification of promised goods and services and evaluation of whether the promised goods and services are distinct performance obligations
Step 3	Determination of the transaction price
Step 4	Allocation of the transaction price to distinct performance obligations
Step 5	Attribution of revenue for each distinct performance obligation

F-14

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

All of the Company’s revenues are associated with customer contracts that represent an obligation to provide CBD products that are delivered at a single point in time.

The Company recognizes revenue once the products are shipped (control has been transferred), at which time the Company has no further performance obligations at this point in time and collection is reasonably assured. The Company records revenue at the amount it expects to collect.

The Company’s revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales price is generally fixed at the point of sale and all consideration from the contract is included in the transaction price.

The Company’s contracts do not include multiple performance obligations, variable consideration, a significant contract, rights of return or warranties.

The following represents the Company’s disaggregation of revenues by type for the years ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022		2021
Revenue	Revenue	% of Revenues	Revenue	% of Revenues

CBD Products	$16,223	100%	$12,947	100%

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2022 and 2021, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the years ended December 31, 2022 and 2021, respectively.

F-15

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the statements of operations.

The Company recognized $7,168 and $21,331 in marketing and advertising costs during the years ended December 31, 2022 and 2021, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,
●	Expected dividends,
●	Expected volatility,
●	Risk-free interest rate; and
●	Expected life of option

F-16

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Stock Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance if there is not a service period.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

At December 31, 2022 and 2021, respectively, the Company had the following common stock equivalents outstanding, which are potentially dilutive equity securities:

	December 31, 2022	December 31, 2021
Warrants (exercise price $0.0001)	2,737,955	-
Total common stock equivalents	2,737,955	-

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

F-17

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Recent Accounting Standards

The FASB issues ASUs to amend the authoritative literature in Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. There have been a number of ASUs to date that amend the original text of the ASC’s. Management believes that those issued to date either:

(i)	provide supplemental guidance,
(ii)	are technical corrections,
(iii)	are not applicable to us; or
(iv)	are not expected to have a significant impact on our financial position, results of operations, stockholders’ equity (deficit), cash flows, or presentation thereof.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from U.S. GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year.

We adopted this pronouncement on January 1, 2022; however, the adoption of this standard did not have a material effect on the Company’s financial statements.

In May 2021, FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This new standard provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. This standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Issuers should apply the new standard prospectively to modifications or exchanges occurring after the effective date of the new standard. Early adoption is permitted, including adoption in an interim period. If an issuer elects to early adopt the new standard in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period.

We adopted this pronouncement on January 1, 2022; however, the adoption of this standard did not have a material effect on the Company’s financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities in accordance with Accounting Standards Codification Topic 606. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022 and early adoption is permitted. While the Company is continuing to assess the timing of adoption and the potential impacts of ASU 2021-08, it does not expect ASU 2021-08 will have a material effect, if any, on its financial statements.

F-18

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Note 3 – Notes Payable – Related Parties

During 2022, from time to time, the Company received several short-term advances (formalized as a note) from various related parties consisting of the Company’s Chief Executive Officer and Directors for working capital.

The following is a summary of Notes Payable - Related Parties:

Notes Payable
Terms	Related Parties

Issuance dates of notes	February - November 2022
Maturity date	June - December 2022
Interest rate	6%
Default interest rate	36%
Collateral	Unsecured
Conversion rate	None

Balance - December 31, 2021	$-
Proceeds from issuance of notes	122,163
Repayments of notes	(105,163)
Conversion of debt into common stock	(17,000)*
Balance - September 30, 2022	$-

* Principal of $17,000 and accrued interest of $2,444 aggregating $19,444 was converted into 19,443,750 shares of common stock. Accordingly, there was no gain or loss recorded on debt extinguishment. See Note 5.

F-19

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Note 4 – Convertible Notes Payable

During 2020, the Company executed a convertible note with a third party for working capital.

The following is a summary of the Convertible Note Payable:

Terms	Convertible Note Payable

Issuance date of note	October 31, 2020
Maturity date	April 30, 2021
Interest rate	10%
Collateral	Unsecured
Conversion rate	$0.25/share

Balance - December 31, 2020	$25,000
Conversion of debt into common stock	(25,000	)*
Balance - December 31, 2021	$-

* Principal of $25,000 and accrued interest of $2,130 aggregating $27,130 was converted into 108,521 shares of common stock. Accordingly, there was no gain or loss recorded on debt extinguishment. See Note 5.

Note 5 – Stockholders’ Equity (Deficit )

The Company has two (2) classes of stock:

Common Stock

-	1,000,000,000 shares authorized
-	$0.0001 par value
-	Voting at 1 vote per share

F-20

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Preferred Stock

The Board of Directors is authorized to determine, prior to issuing any such series of preferred stock and without any vote or action by the shareholders, the rights, preferences, privileges and restrictions of the shares of such series, including dividend rights, voting rights, terms of redemption, the provisions of any purchase, retirement or sinking fund to be provided for the shares of any series, conversion and exchange rights, the preferences upon any distribution of the assets of the Company, including in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the preferences and relative rights among each series of preferred stock.

-	100,000,000 shares authorized
-	Designated – 4,000,000 shares
-	$0.0001 par value
-	Non-voting
-	Dividends - accrue 3% annually
-	Stated value - $5/share
-	Redeemable at the option of the Company at $5/share
-	Convertible – at the option of the holder at the lower of (i) 80% of the bid price of the common stock on the date of conversion (pricing based upon the stock exchange in which the Company’s common stock trades), (ii) stated value of $5/share. The conversion formula is as follows:

$5/share + any accrued and unpaid dividends at the time of conversion

The lower of (i) or (ii) above

Equity Transactions for the Year Ended December 31, 2022

Stock Issued for Services

The Company issued 955,000 shares of common stock for services rendered, having a fair value of $238,750 ($0.25/share), based upon recent cash offerings to third parties.

Stock Issued for Services – Related Parties

The Company issued 700,000 shares of common stock for services rendered to related parties, including the Company’s Chief Executive Officer as well as former officers and directors at the time of issuance, having a fair value of $175,000 ($0.25/share), based upon recent cash offerings to third parties.

F-21

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Stock Issued for Accounts Payable

The Company issued 19,200 shares of common stock to settle accounts payable with a vendor, having a fair value of $4,800 ($0.25/share), based upon recent cash offerings to third parties.

Stock Issued for Assets and Impairment

The Company issued 6,150,000 shares of common stock to a third party for various inventory, equipment and intellectual property. However, soon after acquiring these assets, it was determined that these assets had no value. The entity that these assets were acquired from was inactive with no business operations

On the issuance date, the stock had a fair value of $1,537,500 ($0.25/share), based upon recent cash offerings to third parties. During 2022, the Company recorded an impairment loss of $1,537,500.

Pursuant to ASU 2017-01, Business Combinations (Topic 805): “Clarifying the Definition of a Business”, this acquisition was determined to be that of an asset and not a business, therefore, there was not a business combination requiring acquisition accounting or related financial reporting. Since this was deemed to be an asset purchase, this did not result in the recognition of goodwill or other identifiable intangible assets.

Conversion of Debt into Common Stock – Related Party

The Company issued 19,443,750 shares of common stock to settle debt and related accrued interest totaling $19,444 ($0.001/share) with its Chief Executive Officer. The exchange of common stock for debt did not result in a gain or loss on debt extinguishment given the negotiated exchange rate.

Equity Transactions for the Year Ended December 31, 2021

Stock Issued for Cash

The Company issued 2,175,000 shares of common stock for $543,751 ($0.25/share).

Stock Issued for Services

The Company issued 770,000 shares of common stock for services rendered, having a fair value of $192,500 ($0.25/share), based upon recent cash offerings to third parties.

F-22

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Stock Issued for Services – Related Parties

The Company issued 6,940,000 shares of common stock for services rendered to related parties, including the Company’s Chief Executive Officer as well as former officers and directors at the time of issuance, having a fair value of $1,735,000 ($0.25/share), based upon recent cash offerings to third parties.

Conversion of Debt into Common Stock

The Company issued 108,521 shares of common stock to settle debt and related accrued interest totaling $27,130 ($0.25/share). The exchange of common stock for debt did not result in a gain or loss on debt extinguishment given the negotiated exchange rate.

Cancellation of Common Stock

The Company cancelled 430,000 shares of common stock at $0.0001 par value. The net effect on stockholders’ equity was $0.

Note 6 – Warrants

Warrants Issued for Services – Related Parties

In July 2022, the Company granted 4,974,955 warrants for services rendered to its Chief Executive Officer and other former officers and directors, having a fair value of $1,243,256.

These warrants vested immediately on the grant date and expire in July 2023. The warrants are exercisable at $0.0001/share.

Fair value of the warrants was determined using a Black-Scholes option pricing model with the following inputs:

Expected term (years)	1.00
Expected volatility	200%
Expected dividends	0%
Risk free interest rate	2.87%

F-23

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Warrant activity for the years ended December 31, 2022 and 2021 is summarized as follows:

Warrants	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2021	-	$-	-	$-	$-
Exercisable - December 31, 2021	-	$-	-	$-	$-
Granted	4,974,955	$0.0001	-	-	$0.25
Exercised	(2,237,000)	$0.0001	-	-	$-
Cancelled/Forfeited	-	$-	-	-	$-
Outstanding - December 31, 2022	2,737,955	$0.0001	0.52	$684,215	$-
Exercisable - December 31, 2022	2,737,955	$0.0001	0.52	$684,215	$-
Unvested - December 31, 2022	-	$-	-	$-	$-

During the year ended December 31, 2022, the Company’s Chief Executive Officer exercised 2,237,000 warrants in exchange for 2,237,000 shares of common stock for $224.

Note 7 – Other Income

In 2022, the Company received waivers from various officers and directors for previously accrued compensation totaling $362,745.

In 2022, the Company sold certain assets having a book value of $0 for $85,000.

Note 8 – Income Taxes

The Company’s actual tax expense differs from the expected tax expense for the period (computed by applying the blended corporate federal tax rate of 21% and state corporate tax rate of 4.55% netting to 24.59% - to loss before taxes), are approximately as follows:

	December 31, 2022	December 31, 2021

Federal income tax benefit - 20.04%	$(583,000)	$(576,000)
State income tax - 4.55%	(132,000)	(131,000)
Non-deductible items	378,000	-
Subtotal	(337,000)	(707,000)
Change in valuation allowance	337,000	707,000
Income tax benefit	$-	$-

F-24

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2022 and 2021 are approximately as follows:

	December 31, 2022	December 31, 2021

Deferred Tax Assets
Share based payments	$(660,000)	$(252,000)
Net operating loss carryforwards	(338,000)	(409,000)
Total deferred tax assets	(998,000)	(661,000)
Less: valuation allowance	998,000	661,000
Net deferred tax asset recorded	$-	$-

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

During the year ended December 31, 2022, the valuation allowance decreased by approximately $337,000. The total valuation allowance results from the Company’s estimate of its uncertainty in being unable to recover its net deferred tax assets.

At December 31, 2022, the Company has federal net operating loss carryforwards, which are available to offset future taxable income, of approximately $1,376,000 (tax effected at approximately $338,000). The Company is in the process of analyzing their NOL and has not determined if the Company has had any change of control issues that could limit the future use of these NOL’s.

NOL carryforwards that were generated after 2017 of approximately $1,376,000 may only be used to offset 80% of taxable income and are carried forward indefinitely.

F-25

LIFE SCIENCE HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

These carryforwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three- year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted.

If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

The Company files corporate income tax returns in the United States and Colorado jurisdictions. Due to the Company’s net operating loss posture, all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At December 31, 2022 and 2021, respectively, there were no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

Note 8 – Subsequent Events

Convertible Note Payable – Related Party

In March 2023, the Company’s Chief Executive Officer advanced $30,000 for working capital. The note bears interest at 6%, is convertible at $0.001/share (30,000,000 shares of common stock). The note is unsecured and due on demand.

F-26

LIFE SCIENCE HOLDING CORP.

6,678,189 Shares of Common Stock

PROSPECTUS

June __, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock. The selling security holders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC registration fee	$367.97
Accounting fees and expenses	$25,000.00
Legal fees and expenses	$25,000.00
Miscellaneous	$5,000.00
Total	$55,367.97

Item 14. Indemnification of Officers and Directors

We are incorporated under the laws of the State of Colorado. The Colorado Revised Statutes and the Colorado Business Corporation Act (the “CBCA”) limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

Section 7-109-102(1) of the Colorado Business Corporation Act (the “CBCA”) permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Our Bylaws further provide that to the full extent permitted by the General Corporation Law of the State of Colorado, the Company may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of any person who is or was a Director, advisory Director, officer, employee, or agent of the Company, or of any entity a majority of the voting stock of which is owned by the Corporation, or who is or was serving at the request of the Company as a Director, advisory Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status as such, whether or not the Corporation would have the power or would be required to indemnify such person against such liability under the provisions of the Bylaws, Certificate of Incorporation or of the General Corporation Law of the State of Colorado.

II-1

Item 15. Recent Sales of Unregistered Securities

The following information represents securities sold by the Company within the past three years through December 31, 2022 which were not registered under the U.S. Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from the Company’s other share classes and new securities resulting from the modification of outstanding securities. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Company, to information about the Company.

In the period of 2020 and 2021, the Company conducted an offering pursuant to Rule 504 of Regulation D (the “2020-21 Reg D 504 Offering”), which provides an exemption from the registration requirements of the federal securities laws for some companies when they offer and sell up to $5,000,000 of their securities in any 12-month period. A total of approximately 4,651,589 shares of Common Stock were issued pursuant to the 2020-21 Reg D 504 Offering, at a price of $0.2500 per share and aggregate proceeds of $1,162,897.25.

In the period between 2019 and 2023, 3,979,400 shares of Common Stock were issued pursuant to certain consulting, contracting and services agreements with third-party non-employee service providers providing such services to the Company. The Company did not receive any proceeds from these Common Stock issuances.

In the period between approximately 2019 and 2021, the Company awarded a total of 35,240,000 shares of Common Stock to certain Company employees. The Company did not receive any proceeds from these Common Stock issuances.

Item 16 Exhibits

The Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

II-2

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant
3.2*	Amended and Restated Articles of Incorporation of the Registrant
3.3*	Certificate of Designation of Series A Stated Value Redeemable 3% Convertible Preferred Stock
3.4*	Bylaws of the Registrant
4.1*	Specimen of Stock Certificate
4.2*	Form of Reg-D Offering Subscription Agreement
5.1**	Opinion of McCarter & English LLC
10.1*#	Employment Agreement for Donald Mack
10.2*	Addendum to employment agreement
10.3*	Qualified, Limited Exclusive Marketing Agreement Between Military Order of the Purple Heart of the USA and Life Science Holding Company, dated August 4, 2021
21.1*	List of Subsidiaries
23.1*	Consent of Independent Registered Public Accounting Firm
23.3**	Consent of McCarter & English, LLP (included in Exhibit 5.1)
99.1*	DelMorgan & Co Presentation, Life Science Holding Company
99.2*	DelMorgan & Co Overview, Life Science Holding Company
107	Filing Fee Table

*	Filed herewith.

#	Indicates a management contract or compensatory plan.

**	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parker, CO, on June 9, 2023.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don Mack as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

LIFE SCIENCE HOLDING COMPANY

By:	/s/ Donald Mack
Name:	Donald Mack
Title:	Chief Executive Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Donald Mack	Chief Executive Officer, Principal Financial	June 9, 2023
Donald Mack	and Accounting Officer and Director

/s/ Chris Myklebust	Director	June 9, 2023
Chris Myklebust

/s/Zachary Hansen	Director	June 9, 2023
Zachary Hansen

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